Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

January 19, 2012

BARCLAYS CAPITAL

EQUITIES | FLOW DERIVATIVES

ETF & ETN GUIDE[1]

Q1 2012
1,369 US LISTED PRODUCTS
TOTAL $1,082BN IN ASSETS AND ETNs ISSUED

EXCHANGE TRADED FUNDS (ETFs)		
EQUITIES	Assets (bn)	Page
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$234.9	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$36.1	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$44.3	1
US Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water & Clean Energy	$157.5	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Global, Emerging Markets – Regional	$208.0	4
Leveraged – Equities	$10.1	5
Inverse – Equities	$11.4	6
Dividend Domestic, International	$43.6	6
FICC		
Fixed Income US Credit, US Government, Aggregate & Other, International, Municipal	$180.0	7
Commodities	$101.0	8
Currencies	$6.1	8
Leveraged – FICC	$1.5	8
Inverse – FICC	$6.6	8
SPECIALTY		
Active	$2.7	9
Fundamental	$4.3	9
Life Cycle & Allocation	$0.7	9
Long/Short	$0.2	9
Quantitative	$4.7	9
Other	$13.7	10

EXCHANGE TRADED NOTES (ETNs)		
Commodities General, Specific	$5.9	11
Currencies	$0.2	11
Leveraged/Inverse	$2.3	11
Other	$6.5	12

CONTACTS

Index & Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclayscapital.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclayscapital.com

Trading

William Prager
+1 212 526 8979
william.prager@barclayscapital.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclayscapital.com

[1] All data and product names in this guide are derived from Bloomberg as of January 9, 2012. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Capital Live at https://live.barcap.com (keyword: USVolCenter).

EQUITIES

EXCHANGE TRADED FUNDS (ETFs)

EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.[*]
US INDICES: BROAD-BASED					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	MZ1USB	$19,898	$177.2	✓
IWV	iShares Russell 3000	RU30INTR	3,243	31.2	✓
VXF	Vanguard Extended Market	SPTRCMI	1,172	6.0	
SCHB	Schwab US Broad Market	DW2ST	855	12.0	✓
IYY	iShares DJ US Index	DJUS	594	5.2	
ISI	iShares S&P 1500	SPTRSUPR	305	1.1	
TMW	SPDR DJ Total Market	DWCFT	167	0.9	
ONEQ	Fidelity NASDAQ Composite	CCMP	158	1.4	
NYC	iShares NYSE Composite	NYA	73	0.4	
VTHR	Vanguard Russell 3000	RU30INTR	23	0.3	
FMU	Focus Mrngstr US Market	MSTAR	12	0.3	
WXSP	Wilshire 4500 Completion	W4500	6	0.0	
WFVK	Wilshire 5000 Tot Mrkt	W5000FLT	6	0.0	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPX	$94,272	$31,828.6	✓
IVV	iShares S&P 500	SPTR	27,214	554.8	✓
DIA	SPDR DJ Indust Avg	INDU	12,013	1,165.4	✓
IWB	iShares Russell 1000	RU10INTR	6,405	112.8	✓
OEF	iShares S&P 100	SPTR100	3,229	48.4	✓
VV	Vanguard LC	MZ2USLG	3,080	19.1	✓
RSP	Rydex S&P EW	SPXEWI	2,691	64.5	✓
VOO	Vanguard S&P 500	SPXT	2,464	34.0	✓
SCHX	Schwab US LC	DWLT	730	9.8	✓
XLG	Rydex Russell Top 50	RTOP50	475	5.4	
MGC	Vanguard Mega Cap 300	MZ1USPG	342	2.7	
JKD	iShares Mrngstr LC	MLCRT	255	1.9	
EUSA	iShares MSCI USA	GDDUUS	130	1.1	
IWL	iShares Russell T200	RUTPINTR	111	0.5	
NY	iShares NYSE 100	NYID	55	0.1	
EWRI	Rydex Russell 1000 EW	RU1ELCTR	36	0.8	
ELR	SPDR DJ LC	DWLT	36	0.3	
VONE	Vanguard Russell 1000	RU10INTR	35	0.9	
FLG	Focus Mrngstr LC	MLCP	5	0.1	
QQQV	Global X Nasdaq 500	XNDX500	1	0.0	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$9,521	$114.7	✓
MDY	SPDR S&P MC 400	MID	9,033	635.8	✓
IWR	iShares Russell MC	RUMCINTR	6,104	42.8	✓
VO	Vanguard MC	MZ2USC	3,310	17.0	✓
JKG	iShares Mrngstr MC	MMCRT	143	1.3	
SCHM	Schwab US MC	DWMT	136	2.5	
EMM	SPDR DJ MC	DWMT	68	0.5	
EWRM	Rydex Russell MC EW	RUMEMCTR	50	1.1	
IVOO	Vanguard S&P MC 400	SPTRMDCP	27	0.7	
FMM	Focus Mrngstr MC	MMCP	5	0.1	
EWMD	Rydex S&P MC 400 EW	MIDEWI	3	0.0	
QQQM	Global X Nasdaq 400 MC	XNDX400	2	0.0	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$14,207	$5,450.9	✓
IJR	iShares S&P SC 600	SPTRSMCP	7,078	133.7	✓
VB	Vanguard SC	MZ2USP	3,765	39.3	✓
SCHA	Schwab US SC	DWST	519	6.7	✓
JKJ	iShares Mrngstr SC	MSCRT	141	1.0	
SLY	SPDR S&P SC 600	SML	74	0.6	
VTWO	Vanguard Russell 2000	RU20INTR	54	0.8	
EWRS	Rydex Russell 2000 EW	RU2ESCTR	18	0.4	
VIOO	Vanguard S&P SC 600	SPTRSMCP	12	0.4	
EWSM	Rydex S&P SC 600 EW	SMLEWI	6	0.0	
FOS	Focus Mrngstr SC	MSCP	5	0.1	
Micro Cap Broad-Based					
FDM	First Trust DJ Sel MicroCap	DJSM	$53	$0.9	
IWC	iShares Russell Microcap	RUMRINTR	402	4.7	✓
PZI	PwrShrs Zacks MicroCap	ZAX	32	0.2	
WMCR	Wilshire Micro-Cap	W5KMICRO	14	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US INDICES: VALUE					
Total Market Value					
IWW	iShares Russell 3000 Value	RU30VATR	$314	$3.0	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$11,661	$137.1	✓
VTV	Vanguard Value	MZ2USMV	5,146	24.0	✓
IVE	iShares S&P 500 Value	SPTRSVX	4,066	28.8	✓
MGV	Vanguard Mega Cap 300 Val	MZ1USSV	362	1.8	
SCHV	Schwab US LC Value	DWLVT	269	2.4	✓
JKF	iShares Mrngstr LC Value	MLVLT	252	1.2	
SPYV	SPDR S&P 500 Value	SPTRSVX	164	0.3	
IWX	iShares Russell T200 Value	RUTPVATR	142	1.6	
RPV	Rydex S&P 500 Pure Value	SPXPV	80	1.2	
VONV	Vanguard Russell 1000 Val	RU10VATR	37	0.5	
VOOV	Vanguard S&P 500 Val	SPTRSVX	34	0.3	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$2,786	$25.6	✓
IJJ	iShares S&P MC 400 Value	MIDV	1,983	13.7	✓
VOE	Vanguard MC Value	MZ2USI	803	5.2	
JKI	iShares Mrngstr MC Value	MMVLT	95	0.4	
RFV	Rydex S&P 400 Pure Value	SPMPV	41	0.3	
MDYV	SPDR S&P MC 400 Value	SPTRMV	27	0.2	
IVOV	Vanguard S&P MC 400 Val	SPTRMV	12	0.1	
Small Cap Value					
IWN	iShares Russell 2000 Value	RU20VATR	$4,067	$120.2	✓
VBR	Vanguard SC Value	MZ2USSG	1,793	8.3	✓
IJS	iShares S&P SC 600 Value	SMLV	1,592	11.6	✓
JKL	iShares Mrngstr SC Value	MSVLT	157	1.2	
SLYV	SPDR S&P SC 600 Value	SPTRSV	117	0.7	
RZV	Rydex S&P 600 Pure Value	SPSPV	64	0.4	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	15	0.1	
VTWV	Vanguard Russell 2000 Val	RU20VATR	11	0.1	
US INDICES: GROWTH					
Total Market Growth					
IWZ	iShares Russell 3000 Gro	RU30GRTR	$353	$4.0	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$14,351	$203.3	✓
IVW	iShares S&P 500 Growth	SPTRSGX	6,463	56.1	✓
VUG	Vanguard Growth	MZ2USM	6,180	32.0	✓
MGK	Vanguard Mega Cap 300 Gro	MZ1USS	544	2.9	
IWY	iShares Russell T200 Growth	RUTPGRTR	408	3.5	
JKE	iShares Mrngstr LC Growth	MLGRT	363	1.4	
SCHG	Schwab US LC Growth	DWLGT	332	3.2	✓
RPG	Rydex S&P 500 Pure Growth	SPXPG	275	5.3	
SPYG	SPDR S&P 500 Growth	SPTRSGX	210	1.2	
VONG	Vanguard Russell 1000 Gro	RU10GRTR	54	0.8	
VOOG	Vanguard S&P 500 Growth	SPTRSGX	52	0.9	
Mid Cap Growth					
IWP	iShares Russell MC Growth	RUMCGRTR	$2,900	$36.5	✓
IJK	iShares S&P MC 400 Growth	MIDG	2,582	36.3	✓
VOT	Vanguard MC Growth	MZ2USDG	1,124	9.8	✓
RFG	Rydex S&P 400 Pure Growth	SPMPG	513	14.0	
JKH	iShares Mrngstr MC Growth	MMGRT	163	1.5	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	60	0.6	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	31	0.3	
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$3,608	$173.8	✓
VBK	Vanguard SC Growth	MZ2USPV	1,886	17.7	✓
IJT	iShares S&P SC 600 Growth	SMLG	1,526	16.8	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	147	1.2	
JKK	iShares Mrngstr SC Growth	MSGRT	84	1.7	
RZG	Rydex S&P 600 Pure Growth	SPSPG	58	2.0	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	19	0.4	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	12	0.9	

[1] All average volume calculations in this guide were calculated over the period between July 9, 2011 to January 9, 2012.

[*] Opt. denotes US listed options trading available on the underlying security.

1

EXCHANGE TRADED FUNDS (ETFs)

EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$2,535	$349.3	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	1,060	79.6	✓
FXD	First Trust Cons Discr	STRQCD	479	8.8	✓
XRT	SPDR S&P Retail	SPSIRETR	440	512.2	✓
ITB	iShares DJ US Home Constr	DJSHMBT	402	8.4	✓
VCR	Vanguard Cons Discret	M2USSCDI	355	2.7	
IYC	iShares DJ US Cons Svcs	DJUSCYT	264	3.7	
RTH	Market Vectors Retail	MVRTHTR	120	14.4	✓
RXI	iShares S&P Glb Cons Discr	SGD	115	1.3	
PBS	PowerShares Dyn Media	DZM	114	1.1	
BJK	Market Vectors-Gaming	WAGRT	96	1.3	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	44	0.5	
PEJ	PwrShrs Dyn Leisure & Ent	DZL	43	1.0	
PMR	PowerShares Dyn Retail	DWR	34	0.6	
RCD	Rydex S&P EW Cons Discr	S25	27	0.4	
PKB	PwrShrs Dyn Build & Constr	DWCX	26	0.1	
PEZ	PwrShrs Dyn Cons Discr	EZZ	18	0.1	
AXDI	iShrs MSCI ACWIxUS ConsDisc	MSWDUCDN	5	0.0	
FCL	Focus Mrngstr Cons Cycl	MCCS	5	0.0	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	5	0.2	
VROM	Global X Auto	AUTOSTR	4	0.0	
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	4	0.0	
VGEM	EGShares Cons Svcs GEMS	DJECN	1	0.0	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$5,557	$293.2	✓
VDC	Vanguard Cons Staples	M2USSCSI	897	6.9	
KXI	iShares S&P Glb Cons Stap	SGCS	462	3.7	
IYK	iShares DJ US Cons Goods	DJUSNCT	365	4.0	
FXG	First Trust Cons Staples	STRQCS	210	4.5	
PBJ	PwrShrs Dyn Food & Bev	DZF	169	4.5	
PSL	PowerShares Dyn Cons Stap	EZS	39	0.2	
RHS	Rydex S&P EW Cons Stap	S30	28	0.6	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	19	0.3	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	16	0.3	
FCD	Focus Mrngstr Cons Defensi	MCDS	5	0.0	
AXSL	iShrs MSCI ACWIxUS Cons St	MSWDUCSN	3	0.0	
EATX	Global X Food ETF	SOLFOOD	3	0.0	
FISN	Global X Fishing Industry	SOLFISH	2	0.0	
CGEM	EGShares Cons Goods GEMS	DJECG	1	0.0	
Energy					
XLE	Energy Sector SPDR	IXE	$7,189	$1,541.7	✓
VDE	Vanguard Energy	M2USSENI	1,780	20.4	✓
IXC	iShares S&P Glb Energy	SGES	1,147	11.6	✓
IYE	iShares DJ US Energy	DJUSENT	968	11.8	✓
OIH	Market Vectors Oil Service	MVOIHTR	916	145.1	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	684	380.6	✓
IEZ	iShares DJ US Oil Eqp&Svc	DJSOEST	454	16.1	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOS	362	10.5	✓
FCG	First Trust ISE Nat Gas	FUM	351	6.0	✓
IEO	iShares DJ US O&G E&P	DJSOEPT	341	14.2	✓
KOL	Market Vectors-Coal	TCOAL	319	12.0	✓
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWO	164	3.0	✓
PXI	PowerShares Dyn Energy	EZK	145	1.7	
ENY	Guggenheim Canada Energy	SWMEID	116	1.4	
FXN	First Trust Energy	STRQEN	90	2.1	
NLR	Mkt Vect Nuclear Energy	DXNE	86	0.8	✓
PXE	PwrShrs Dyn Energy E&P	DWE	68	0.7	
PSCE	PwrShr S&P SC Energy	SPSU6ET	56	2.3	
RYE	Rydex S&P EW Energy	S10	35	0.6	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	31	0.3	
PKOL	PowerShares Global Coal	QCOL	15	0.4	
PKN	PwrShrs Glb Nuclear Energy	WNAI	15	0.1	
OGEM	EGShares Energy GEMS	DJEEO	14	0.1	
WCAT	Jefferies TR/J CRB Wildcat	WCATI	12	0.1	
NUCL	iShares S&P Glb Nuclr Ener	SPGTNEN	11	0.1	
IPW	SPDR S&P Intl Energy	SPBMU1UP	10	0.1	
AXEN	iShrs MSCI ACWIxUS Energy	MSWDUENN	6	0.0	
FEG	Focus Mrngstr Energy	MES	5	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US SECTORS (continued)					
Energy (continued)					
CHIE	Global X China Energy	CHIE	4	0.1	
XOIL	Global X Oil Equities	SOLGLOIL	3	0.1	
IOIL	IQ Global Oil SC	IQSMOILT	2	0.0	
Financials					
XLF	Financial Sector SPDR	IXM	$5,995	$1,428.8	✓
KBE	SPDR S&P Bank	SPSIBK	1,298	108.6	✓
KRE	SPDR S&P Regional Bank	SPSIRBK	746	69.3	✓
VFH	Vanguard Financials	M2USSFNI	549	4.9	✓
IYF	iShares DJ US Financial	DJUSFNT	404	26.3	✓
IYG	iShares DJ US Finan Svcs	DJUSFV	180	3.2	✓
IXG	iShares S&P Glb Financials	SGFS	148	3.0	
KIE	SPDR S&P Insurance	SPSIINS	126	14.9	✓
IAT	iShares DJ US Reg Banks	DJSRBKT	100	0.9	✓
KBWR	PowerShares KBW Reg Bank	na	98	0.8	
FXO	First Trust Financial	STRQFN	80	1.1	✓
PSCF	PwrShr S&P SC Finance	SPSU6FT	62	0.3	
IAK	iShares DJ US Insurance	DJSINST	58	0.6	
IAI	iShares DJ US Broker Dlrs	DJSINVT	54	1.2	✓
KBWD	PwrShrs KBW High Div Fin	KDX	35	0.5	
KBWB	PowerShares KBW Bank	BKX	33	10.2	✓
KCE	SPDR S&P Capital Markets	SPSICM	23	1.6	✓
KBWI	PowerShares KBW Insurance	na	17	0.5	
PFI	PowerShares Dyn Financial	EZF	17	0.1	
RYF	Rydex S&P EW Financials	S40	15	0.1	
EUFN	iShares MSCI Europe Fin	MXEU0FN	14	0.6	
CHIX	Global X China Financials	CHIF	14	0.2	✓
RKH	Market Vectors Bank & Brkr	MVRKHTR	14	2.6	✓
QABA	Frst Trst NQ ABA Comm Bk	ABQI	13	0.1	
PJB	PowerShares Dyn Banking	DHD	12	0.0	
RWW	RevenueShares Financial	REVWFINT	8	0.1	
KBWC	PowerShares KBW Cap Mkts	na	7	0.3	
PIC	PowerShares Dyn Insurance	DWJ	7	0.0	
BRAF	Global X Brazil Financials	na	5	0.1	
IPF	SPDR S&P Intl Financials	SPBMU4UP	4	0.1	
FFL	Focus Mrngstr Finl Serv	MFSS	4	0.0	
KBWP	PowerShares KBW Prop&Cas	KPX	4	0.0	
KME	SPDR S&P Mortgage Finance	SPSIMF	3	0.0	
EMFN	iShares MSCI EM Financials	MXEF0FN	3	0.1	
KBWX	PowerShares KBW Intl Finan	KGX	3	0.0	
FGEM	EGShares Financials GEMS	DJEFN	3	0.0	
FEFN	iShares MSCI Far East Fin	MXFA0FN	2	0.0	
AXFN	iShares MSCI ACWI exUS Fin	MXWDUFN	2	0.0	
Health Care					
XLV	Health Care Sector SPDR	IXV	$3,868	$396.5	✓
IBB	iShares Nasdaq Biotech	NBI	1,505	66.0	✓
VHT	Vanguard Health Care	M2USSHCI	747	5.2	
IYH	iShares DJ US Healthcare	DJUSHC	584	5.8	✓
IXJ	iShares S&P Glb Healthcare	SGH	537	3.9	
FXH	First Trust Health Care	STRQHC	450	8.6	
XBI	SPDR S&P Biotech	SPSIBITR	440	16.6	✓
IHE	iShares DJ US Pharmaceut	DJSPHMT	377	3.6	
IHI	iShares DJ US Med Equip	DJSMDQT	335	3.0	
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	302	2.1	
IHF	iShares DJ US HC Providers	DJSHCPT	268	5.9	✓
PPH	Market Vectors Pharma	MVPPHTR	239	15.2	✓
FBT	Frst Trst NYSE Arca Biotech	BTK	193	9.0	✓
PJP	PowerShares Dyn Pharma	DZR	191	3.1	
PBE	PwrShr Dyn Biotech & Gen	DZO	138	0.9	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	104	1.4	
RYH	Rydex S&P EW Health Care	S35	85	3.0	
BBH	Market Vectors Biotech	MVBBHTR	65	0.9	✓
PTH	PowerShares Dyn Healthcare	EZX	47	0.6	
XHE	SPDR S&P HC Equipment	SPSIHE	22	0.4	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	16	0.2	
AXHE	iShrs MSCI ACWIxUS Health	MSWDUHCN	8	0.1	
XHS	SPDR S&P HC Srvs	SPSIHP	6	0.2	
FHC	Focus Mrngstr Health Care	MHS	5	0.0	
HGEM	EGShares HealthCare GEMS	DJEHK	1	0.0	

*Opt. denotes US listed options trading available on the underlying security.

2 | ETF & ETN Guide Q1 2012

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS (continued)					
Industrials					
XLI	Industrial Sector SPDR	IXI	$3,301	$776.2	✓
VIS	Vanguard Industrials	M2USSINI	449	3.7	
IYT	iShares DJ Transportation	DJTTR	436	52.5	✓
IYJ	iShares DJ US Industrial	DJUSINT	354	4.6	
EXI	iShares S&P Glb Industrial	SGN	162	1.8	
ITA	iShares DJ US Aerosp & Def	DJSASDT	109	1.8	
FXR	First Trust Industrials	STRQIN	57	0.7	
PPA	PwrShrs Aerospace & Def	DXS	55	3.0	
PRN	PowerShares Dyn Industrial	EZL	35	0.5	
RGI	Rydex S&P EW Industrials	S20	27	0.7	
PSCI	PwrShr S&P SC Indust	SPSU6IT	24	0.1	
FAA	Guggenheim Airline	AXGALTR	13	0.3	✓
IPN	SPDR S&P Intl Industrials	SPBMU2UP	13	0.4	
XTN	SPDR S&P Transportation	SPSITN	12	0.3	
XAR	SPDR S&P Aero & Def	SPSIAD	8	0.3	
FIL	Focus Mrngstr Industrials	MIS	5	0.0	
CHII	Global X China Industrials	CHII	4	0.0	✓
AXID	iShrs MSCI ACWIxUS Indust	MSWDUINN	2	0.0	
WSTE	Global X Waste Mgmt	SOLWM	1	0.0	
IGEM	EGShares Industrial GEMS	DJEID	1	0.0	
Materials					
GDX	Market Vectors Gold Miners	GDM	$8,941	$823.2	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	2,066	107.0	✓
XLB	Materials Sector SPDR	IXB	1,819	495.5	✓
XME	SPDR S&P Metals & Mining	SPSIMM	799	226.2	✓
IYM	iShares DJ US Basic Mat	DJUSBMT	548	49.5	✓
VAW	Vanguard Materials	M2USSMTI	543	5.1	✓
MXI	iShares S&P Glb Materials	SGM	487	5.4	
SIL	Global X Silver Miners	SOLGLOSI	328	9.4	✓
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	204	3.7	✓
SLX	Market Vectors Steel	STEEL	184	5.8	✓
URA	Global X Uranium	SOLURA	169	2.4	✓
WOOD	iShares S&P Glb Timb&For	SPGTTFT	143	1.8	
FXZ	First Trust Materials	STRQMT	126	6.5	✓
CUT	Guggenheim Timber	CGTBR	104	1.4	
CU	First Trust ISE Glb Copper	ISC	53	2.2	✓
PYZ	PwrShrs Dyn Basic Material	EZBX	52	0.7	
PSAU	PwrShrs Glb Gold&PrecMet	QGLD	50	0.6	
COPX	Global X Copper Miners	SOLGLOCO	36	1.6	✓
RTM	Rydex S&P EW Materials	S15	35	0.4	
CCXE	WisdomTree Comm Country	WTIDCCET	31	0.2	
SOIL	Global X Fertilizer/Potash	SOLFERT	25	0.8	
GLDX	Global X Gold Explorers	SOLGLDX	25	0.5	✓
EMT	EGShares EM Met & Min	DJEMT	13	0.1	
IRV	SPDR S&P Intl Materials	SPBMU6UP	13	0.3	
EMMT	iShares MSCI EM Materials	MXEF0MT	8	0.0	
PLTM	First Trust ISE Glb Platin	ORE	7	0.2	✓
GGGG	Global X Pure Gold Miners	SOLGGGG	5	0.2	
FBM	Focus Mrngstr Basic Mat	MBMS	4	0.0	
PSCM	PwrShr S&P SC Mater	SPSU6MT	4	0.1	
PSTL	PowerShares Global Steel	QSTL	4	0.0	
ALUM	Global X Aluminum	SOLALU	3	0.1	
AXMT	iShrs MSCI ACWIxUS Mater	MSWDUMTN	3	0.0	
CHIM	Global X China Materials	CHIMAT	2	0.0	
LGEM	EGShares Basic Mat GEMS	DJEBM	1	0.0	
Multi-Sector					
QQQ	PowerShares QQQ	NDX	$26,822	$4,040.1	✓
MOO	Mkt Vectors Agribusiness	DXAG	5,725	67.7	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	1,866	15.5	✓
IGF	iShares S&P Glb Infrastruc	SPGTINNT	412	2.7	
ECON	EGShares EM Consumer Titan	DJECON	304	2.6	
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	202	2.2	
GUNR	FlxShr Glb Upstream NatRes	MUNRT	183	2.5	
HAP	Market Vectors Hard Assets	RVEIT	164	2.4	
CHIQ	Global X China Consumer	CHIQ	118	1.6	✓
PXR	PwrShrs EM Infrastruct	EIBI	114	1.3	
PAGG	PwrShrs Global Agriculture	QAGR	109	0.9	
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	105	0.7	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US SECTORS (continued)					
Multi-Sector (continued)					
LIT	Global X Lithium	SOLLIT	90	0.7	✓
BRXX	EGShares Brazil Infr	IBRXX	68	0.7	
INXX	EGShares India Infr	EGSXXXT	50	0.3	
PSCU	PwrShr S&P SC Util	SPSU6UT	46	0.2	
CROP	IQ Global Agribusiness SC	IQSMCROT	36	0.6	✓
SEA	Guggenheim Shipping	DJGSHT	36	0.6	
QQXT	First Trust NDX Ex-Tech	NDXM	31	0.4	
BRAQ	Global X Brazil Consumer	SOLBZLC	28	0.3	
FLM	First Trust ISE Glb Eng&Cons	CVL	25	0.4	
PXN	PowerShares Lux Nanotech	LUXNI	23	0.1	
GRID	First Trust NQ Smart Grid	QGRD	15	0.1	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	13	0.1	
CHXX	EGShares China Infr	ICHXX	12	0.2	
INCO	EGShares India Consumer	IINCOT	3	0.0	
BARN	Global X Farming	SOLFARM	3	0.1	
Real Estate					
VNQ	Vanguard REIT	RMZ	$9,383	$139.5	✓
IYR	iShares DJ US Real Estate	DJUSRET	2,904	581.6	✓
ICF	iShares C&S Realty Majors	RMP	2,389	48.7	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	2,008	16.3	
RWR	SPDR DJ REIT	DWRTF	1,525	17.7	✓
IFGL	iShares F E/N Devel RExUS	TRGXUU	334	1.7	
RWO	SPDR DJ Glb Real Estate	DWGRSN	328	3.3	
FRI	First Trust S&P REIT	SPREIT	327	8.7	✓
REM	iShares FTSE NAREIT Mrtge	TFNMRC	222	3.1	✓
SCHH	Schwab US REIT	DWRTFT	201	2.8	
VNQI	Vanguard GlblxUS Real Est	SPBMGUU	169	1.5	
REZ	iShares FTSE NAREIT Resid	TFN17C	154	2.5	
WPS	iShares S&P DevelxUS Prpty	SPBMWUUT	116	0.5	
DRW	WisdomTree GlblxUS RealEst	WTIRGRET	103	1.1	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	72	0.7	
GRI	C&S Global Realty Majors	GRM	50	0.3	
FTY	iShares FTSE NAREIT RE 50	FNRSTR	42	0.5	
MORT	Market Vectors Mortg REIT	MVMORTTR	21	0.4	
IFAS	iShares FTSE E/N Asia	TRGASU	20	0.1	
TAO	Guggenheim China RE	ACNRET	18	0.5	✓
IFNA	iShares FTSE E/N North Am	TRGNAU	13	0.1	
IFEU	iShares FTSE E/N Europe	NUPRA	11	0.1	
FNIO	iShares FTSE NAREIT Indu	TFN13C	10	0.1	
ROOF	IQ US Real Estate SC	IQSMREST	10	0.1	
RTL	iShares FTSE NAREIT Retail	TFN20C	9	0.1	
WREI	Wilshire US REIT	WILREIT	8	0.2	
KBWY	PwrShrs KBW Prem Yld REIT	KYX	7	0.1	
FRL	Focus Mrngstr Real Estate	MRETS	5	0.0	
Technology					
XLK	Technology Sector SPDR	IXT	$8,295	$340.5	✓
VGT	Vanguard Technoloy	M2USSITI	1,936	12.2	✓
IYW	iShares DJ US Technology	DJUSTCT	1,324	15.5	✓
FDN	First Trust DJ Internet	DJINET	505	9.9	✓
IGV	iShares S&P NA Software	SPGSTISO	484	8.8	✓
IXN	iShares S&P Glb Technology	SGI	484	4.0	
IGM	iShares S&P NA Technology	SPGSTI	371	2.1	
SMH	Market Vectors Semicons	MVSMHTR	331	28.9	✓
IGN	iShares S&P NA MMedia Ntwk	SPGSTIIP	210	2.6	✓
FXL	First Trust Technology	STRQTC	193	3.2	
SOXX	iShares PHLX SOX Semicond	SOX	187	17.1	✓
MTK	SPDR MS Technology	MSH	159	0.7	
QTEC	First Trust NDX Technology	NDXT	150	6.1	✓
RYT	Rydex S&P EW Technology	S45	100	1.0	
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	92	0.6	
PXQ	PowerShares Dyn Networking	DZN	84	1.6	✓
QQEW	First Trust NDX Equal Wgt	NDXE	72	1.7	✓
SKYY	First Trust ISE Cloud Comp	CPQ	64	1.4	✓
PNQI	PwrShrs NASDAQ Internet	QNET	54	0.7	
PSJ	PowerShares Dyn Software	DZC	52	0.5	
XSD	SPDR S&P Semiconductor	SPSISCTR	42	3.2	
PTF	PowerShares Dyn Technology	EZV	28	0.1	
PSI	PwrShrs Dyn Semiconductors	DZE	23	0.3	

* Opt. denotes US listed options trading available on the underlying security.

3

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS (continued)					
Technology (continued)					
CQQQ	Guggenheim China Tech	ACNITTR	22	0.4	✓
IPK	SPDR S&P Intl Technogy	SPBMUTUP	12	0.2	
XSW	SPDR S&P Software & Srvs	SPSISS	8	0.2	
FTQ	Focus Mrngstr Technology	MTS	5	0.1	
QQQC	Global X NASDAQ China Tech	CHIT	4	0.0	
AXIT	iShrs MSCI ACWIxUS Info Te	MSWDUITN	2	0.0	
SOCL	Global X Social Media	SOCL	1	0.1	
QGEM	EGShares Technology GEMS	DJETX	1	0.0	
Telecommunications					
IYZ	iShares DJ US Telecomm	DJSTELT	$517	$11.0	✓
IXP	iShares S&P Glb Telecomm	SGT	427	3.9	
VOX	Vanguard Telecomm	M2USSTCI	375	3.3	
IST	SPDR S&P Intl Telecomm	SPBMUSUP	14	0.2	
XTL	SPDR S&P Telecom	SPSITE	6	0.2	
FCQ	Focus Mrngstr Comm	MCSS	5	0.0	
AXTE	iShrs MSCI ACWIxUS Teleco	MSWDUTCN	3	0.0	
TGEM	EGShares Telecom GEMS	DJETS	1	0.0	
Utilities					
XLU	Utilities Sector SPDR	IXU	$7,318	$325.0	✓
VPU	Vanguard Utilities	M2USSUTI	1,023	6.6	
IDU	iShares DJ US Utilities	DJUSUTT	724	6.2	✓
FXU	First Trust Utilities	STRQUT	319	4.5	
JXI	iShares S&P Glb Utilities	SGU	239	2.1	
PUI	PowerShares Dyn Utilities	DWU	47	1.0	
RYU	Rydex S&P EW Utilities	S5S	43	0.6	
GII	SPDR Glb Infrastruct 100	MCGIGIDT	35	0.2	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	30	0.2	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	12	0.1	
FUI	Focus Mrngstr Utilities	MUS	7	0.0	
AXUT	iShrs MSCI ACWIxUS Utilit	MSWDUUTN	2	0.0	
UGEM	EGShares Utilities GEMS	DJEUT	2	0.0	
Water & Clean Energy					
PHO	PowerShares Water Resour	ZWI	$824	$4.4	✓
PIO	PowerShares Global Water	PIIWI	235	1.4	
PBW	PwrShrs WH Clean Energy	ECO	201	2.2	✓
CGW	Guggenheim S&P Glb Water	SPGTAQTR	180	1.1	
PZD	PowerShares Cleantech	CTIUS	98	0.5	
PBD	PwrShrs Glb Clean Energy	NEX	98	0.5	
TAN	Guggenheim Solar	SUNIDX	62	1.7	✓
GEX	Mkt Vec Glb Alt Energy	AGIXLT	60	0.6	✓
FIW	First Trust ISE Water	HHO	59	0.4	✓
PUW	PwrShrs WH Progr Energy	WHPRO	44	0.2	
ICLN	iShares S&P Glb Clean En	SPGTCLNT	32	0.3	
FAN	First Trust Glb Wind Ener	GWE	29	0.3	
EVX	Mkt Vec Environment Svcs	AXENV	23	0.1	
QCLN	First Trust NQ Green Energy	CELS	18	0.1	
PWND	PwrShrs Global Wind Energy	QWND	15	0.1	
KWT	Market Vectors Solar Ener	SOLRXT	11	0.2	✓
INTERNATIONAL					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$36,679	$1,349.2	✓
VEA	Vanguard MSCI Euro Pac	NDDUEAFE	6,745	77.1	✓
VEU	Vanguard FTSE All-Wrld xUS	GPVAN2TR	5,914	46.7	✓
ACWI	iShares MSCI ACWI	NDUEACWF	2,310	32.0	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	1,241	14.2	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	1,197	9.2	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,110	7.6	✓
VT	Vanguard Total World	FTAW01	1,066	9.1	✓
IOO	iShares S&P Global 100	SPTR100N	980	7.9	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	856	11.9	
VSS	Vanguard FTSE AWxUS SC	FSMUGXUS	822	6.1	
GWX	SPDR S&P Intl SC	STBMWUU2	665	5.8	
SCHF	Schwab International Equity	FTAD02	637	4.5	✓
TOK	iShares MSCI Kokusai	NDDUKOK	576	1.0	
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	541	4.1	
VXUS	Vanguard Total Intl Stock	MIMUAWUN	540	6.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
INTERNATIONAL (continued)					
Global (continued)					
SCHC	Schwab Intl Small-Cap	GPSCW002	139	1.0	✓
GWL	SPDR S&P World ex-US	SCRTWU	135	1.0	
DGT	SPDR Global Dow	GDOWD	99	0.8	
ADRD	BLDRS DM 100 ADR	BKTDM	55	0.3	
MDD	SPDR S&P Intl MC	SPBMUMUP	35	0.1	
IFSM	iShares FTSE Dev SC ex NA	FSZUDXNA	31	0.2	
DBEF	db-X MSCI EAFE Crncy-Hdg	M0EFHUSD	27	0.3	
EWEF	Rydex MSCI EAFE EW	M2EAEWGT	10	0.2	
XGC	Guggenheim Intl SC	BKSCPT	6	0.1	
EWAC	Rydex MSCI ACWI EW	M2EAEWGT	3	0.0	
EEN	Guggenheim EW Euro-Pac LDR	BKEPAT	2	0.0	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$5,285	$208.2	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	3,134	43.3	✓
EWA	iShares MSCI Australia	NDDUAS	2,663	111.5	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	2,035	29.9	✓
EWH	iShares MSCI Hong Kong	NDDUHK	1,858	103.1	✓
VPL	Vanguard MSCI Pacific	NDDUP	1,421	10.8	✓
EWS	iShares MSCI Singapore	NDDUSG	1,283	31.9	✓
AIA	iShares S&P Asia 50	SPAS50NT	179	1.7	
NKY	MAXIS Nikkei 225 Index	NKY	162	2.1	✓
ENZL	iShares MSCI NZ Inves Mkt	MIMUNZLN	96	1.6	
JSC	SPDR Russ/Nom Japan SC	RNIRIS	86	0.9	
ITF	iShares S&P/TOPIX 150	SPTR150N	70	0.4	
SCJ	iShares MSCI Japan SC	NCUAJN	52	0.6	
ADRA	BLDRS Asia 50 ADR	BKTAS	30	0.1	
KROO	IQ Australia SC	IQSMAUST	16	0.3	
JPP	SPDR Russ/Nom Prime JP	RNPRI	14	0.1	
DBJP	db-X MSCI Japan Crncy-Hdg	M0JPHUSD	4	0.0	
Europe					
EWG	iShares MSCI Germany	NDDUGR	$2,260	$113.4	✓
VGK	Vanguard MSCI European	NDDUE15	2,220	117.9	✓
EWU	iShares MSCI UK	NDDUUK	1,325	34.1	✓
IEV	iShares S&P Europe 350	SPTR350N	909	15.1	✓
EZU	iShares MSCI EMU	NDDUEMU	613	15.7	✓
EWL	iShares MSCI Switzerland	NDDUSZ	485	5.7	✓
EWD	iShares MSCI Sweden	NDDUSW	276	8.3	
EWQ	iShares MSCI France	NDDUFR	246	9.2	✓
FEZ	SPDR EURO STOXX 50	SX5U	143	3.0	
EWP	iShares MSCI Spain	NDDUSP	95	9.8	✓
EWI	iShares MSCI Italy	NDDUIT	95	7.1	✓
EIS	iShares MSCI Israel Capped	MISCNU	78	1.8	
EWN	iShares MSCI Netherl IMI	MIMUNETN	63	2.1	
EWO	iShares MSCI Austria IMI	MIMUATAN	51	2.0	
NORW	Global X FTSE Norway	NORWAY30	44	1.1	
FEU	SPDR STOXX 50	SX5P	28	0.2	
EWK	iShares MSCI Belgium IMI	MIMUBELN	23	0.7	
GXF	Global X FTSE Nordic Reg	N30X	22	0.3	
ADRU	BLDRS Europe 100 ADR	BKTEUR	15	0.1	
EIRL	iShares MSCI Irelnd Cap IMI	MSEUIISN	8	0.2	
GERJ	Market Vectors Germany SC	MVGERJTR	3	0.1	
GREK	Global X FTSE Greece 20	ASECU	2	0.0	
North America					
EWC	iShares MSCI Canada	NDDUCA	$4,560	$78.5	✓
CNDA	IQ Canada SC	IQSMCANT	33	0.6	✓
DBCN	db-X MSCI Canada Crncy-Hdg	M0CAHUSD	5	0.0	
TSXV	GlbX SPTSX Venture 30 Can	VXTUAR	3	0.1	

*Opt. denotes US listed options trading available on the underlying security.

4 | ETF & ETN Guide Q1 2012

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
INTERNATIONAL (continued)					
Emerging Markets – Global					
VWO	Vanguard MSCI EM	NDUEEGF	$43,405	$1,099.6	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	33,224	2,775.9	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	746	5.2	
SCHE	Schwab Emrg Markets Equity	FTAG01	461	4.1	✓
ADRE	BLDRS EM 50 ADR	BKTEM	420	2.7	
GMM	SPDR S&P Emg Mkts	STBMEMU	149	1.6	
FRN	Guggenheim Frontier Mkts	BKNFRR	124	1.4	
EEMS	iShares MSCI EM SC	MSLUEMRN	33	0.1	
AGEM	EGShares GEMS Composite	DJEEG	17	0.2	
EWEM	Rydex MSCI EM EW	M2EFEWGT	13	0.2	
DBEM	db-X MSCI EM Crncy-Hdg	M0EMHUSD	4	0.0	
EMVX	Global X Russell EM Value	RUREMCVT	2	0.0	
EMGX	Global X Russell EM Growth	RUREMCGT	2	0.0	
EMER	IQ Emerging Mkts MC	IQMDEMGT	2	0.1	
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil	NDUEBRAF	$9,515	$1,070.4	✓
FXI	iShares FTSE China 25	GPDEU3TR	6,013	840.4	✓
EWY	iShares MSCI South Korea	NDEUSKO	3,025	194.9	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,220	144.8	✓
ILF	iShares S&P Latin Amer 40	SPTRL40N	1,864	84.6	✓
RSX	Market Vectors Russia	DXRPUS	1,616	156.7	✓
EWW	iShares MSCI Mexico IMI	MIMUMEXN	1,154	163.8	✓
EWM	iShares MSCI Malaysia	NDDUMAF	858	35.0	✓
BKF	iShares MSCI BRIC	NDUEBRIC	706	8.3	
GXC	SPDR S&P China	SCRTCN	613	8.9	✓
BRF	Market Vectors Brazil SC	MVBRFTR	531	10.7	✓
IDX	Market Vectors Indonesia	MVIDXTR	515	16.6	
ECH	iShares MSCI Chile IMI	MIMUCHLN	510	15.7	✓
EZA	iShares MSCI South Africa	NDEUSSA	506	19.3	✓
THD	iShares MSCI Thailand	MIMUTHAN	467	17.0	
GMF	SPDR S&P EM Asia Pacific	STBMAEU	460	5.8	
EEB	Guggenheim BRIC	BKBRICT	437	3.8	✓
EPU	iShares MSCI All Peru	MXPECAPD	431	9.6	✓
BIK	SPDR S&P BRIC 40	SPTRBRIC	351	3.3	
TUR	iShares MSCI Turkey	MIMUTURN	340	12.0	
EIDO	iShares MSCI Indonesia IMI	MIMUINON	317	8.9	
PIN	PowerShares India	III	300	11.4	✓
PGJ	PwrShr Golden Dragon China	HXC	235	1.4	✓
INDY	iShares S&P India Nifty 50	BXTRNIFT	224	3.3	✓
VNM	Market Vectors Vietnam	MVVNMTR	196	2.4	
HAO	Guggenheim China SC	ACNSC	140	3.1	✓
GXG	Global X FTSE Colombia 20	COLOM20	121	3.1	
GML	SPDR S&P EM Lat Am	SCRTLA	121	1.4	
EPOL	iShares MSCI Poland IMI	MIMUPOLN	105	3.6	
ERUS	iShares MSCI Russia Capped	MSEURUSN	100	2.4	
GAF	SPDR S&P EM Middle East	STBMMEU	95	0.7	
GUR	SPDR S&P Emerging Europe	STBMEECQ	88	2.7	✓
MCHI	iShares MSCI China	NDEUCHF	86	0.7	
FNI	First Trust ISE Chindia	ICK	82	0.8	✓
EPHE	iShares MSCI Philippines IMI	MIMUPHIN	71	1.8	
AFK	Market Vectors-Africa	DJAFKT	63	0.6	
YAO	Guggenheim China All-Cap	ACNACTR	53	0.6	✓
EWZS	iShares MSCI Brazil SC	MSLUBRZN	47	0.6	
BICK	First Trust BICK	BIQ	45	0.6	
FCHI	iShares FTSE China HK List	CH80	38	0.3	
RBL	SPDR S&P Russia	SPCQXRUP	36	2.0	
EGPT	Market Vectors Egypt Index	MVEGPTTR	36	0.6	
SCIF	Market Vectors India SC	MVSCIFTR	34	0.6	✓
PLND	Market Vectors Poland	MVPLNDTR	30	1.1	
ESR	iShares MSCI EM East Eur	NDUEEMEE	23	0.4	
BRAZ	Global X Brazil MC	SOLBRAZ	21	0.2	
ASEA	Global X Asean 40	ASEAN40	20	0.2	
SCIN	EGShares India SC	ISCIN	20	0.3	
PMNA	PwrShr MENA Frontier Cntry	QMEA	18	0.1	
PEK	Market Vectors China	CSIR0300	16	0.2	
ECNS	iShares MSCI China SC	MSLUCHNN	15	0.2	
LATM	Mkt Vect LatAm SC	MVLATMTR	15	0.2	
MES	Market Vectors Gulf States	DJMEST	14	0.1	
SKOR	IQ South Korea SC	IQSMKORT	9	0.4	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
INTERNATIONAL (continued)					
Emerging Markets – Regional (continued)					
AND	Global X FTSE Andean 40	ANDEAN40	6	0.1	
DBBR	db-X MSCI Brazil Crncy-Hdg	M0BRHUSD	5	0.0	
RSXJ	Market Vectors Russia SC	MVRSXJTR	4	0.1	
ARGT	Global X FTSE Argentina 20	ARG20	4	0.0	
COLX	Market Vectors Colombia	MVCOLXTR	2	0.0	
MEXS	Global X Mex SC	SOLMEXSM	1	0.0	
LEVERAGED – EQUITIES					
SSO	ProShares Ultra S&P500	SPX	$1,745	$872.6	✓
FAS	Direxion Daily Finan Bull 3X	RGUSFL	1,419	865.4	✓
TNA	Direxion Daily SC Bull 3X	RTY	980	1,170.1	✓
UYG	ProShares Ultra Financials	DJUSFN	786	123.0	✓
QLD	ProShares Ultra QQQ	NDX	695	393.3	✓
ERX	Direxion Daily Ener Bull 3X	RGUSEL	377	181.7	✓
EDC	Direxion Daily EM Bull 3X	MXEF	357	87.0	✓
URE	ProShares Ultra RealEstate	DJUSRE	351	33.8	✓
UPRO	ProShares UltraPro SP500	SPX	334	241.2	✓
BGU	Direxion Daily LC Bull 3X	RIY	296	169.0	✓
DDM	ProShares Ultra Dow30	INDU	287	93.4	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	265	57.6	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	226	43.7	✓
UWM	ProShares Ultra R2000	RTY	200	105.2	✓
TYH	Direxion Daily Tech Bull 3X	RGUSTL	186	55.1	✓
TQQQ	ProShares UltraPro QQQ	NDX	179	84.3	✓
SOXL	Direxion Semicond Bull 3X	SOX	116	19.4	✓
DRN	Direxion Daily RE Bull 3X	RMZ	116	32.9	✓
URTY	ProShares UltraPro R2000	RTY	104	34.1	✓
MVV	ProShares Ultra SP 400	MID	95	18.8	✓
NUGT	Direxion Gld Mnrs Bull 2X	GDM	94	20.6	✓
ROM	ProShares Ultra Technology	DJUSTC	93	3.9	✓
RSU	Rydex 2X S&P 500	SPX	76	3.4	✓
UDOW	ProShares UltraPro Dow30	INDU	68	21.1	✓
MWJ	Direxion Daily MC Bull 3X	RMC	60	6.9	✓
USD	ProShares Ultra Semicond	DJUSSC	47	4.0	✓
LBJ	Direxion Daily LatAm 3X Bull	SPTRL40N	42	3.0	✓
YINN	Direxion Daily China 3X Bull	BKTCN	39	2.9	✓
RXL	ProShares Ultra HealthCare	DJUSHC	38	0.8	
UMDD	ProShares UltraPro Mid400	MID	36	7.0	✓
SAA	ProShares Ultra S&P600	SML	29	1.2	✓
XPP	ProShares Ultra FTSE China	XINOU	26	2.9	✓
UXI	ProShares Ultra Industrial	DJUSIN	26	0.9	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	24	0.7	
EET	ProShares Ultra MSCI EM	MXEF	23	1.1	✓
UPW	ProShares Ultra Utilities	DJUSUT	20	0.5	
DZK	Direxion Daily DM Bull 3X	MXEA	19	1.8	✓
UKK	ProShares Ultra R2000 Gro	RUO	19	0.8	
RUSL	Direxion Russia Bull 3X	DXRPUS	18	2.0	✓
UKF	ProShares Ultra R1000 Gro	RLG	15	0.2	
BIB	ProShr Ult Nasdaq Biotech	NBI	15	0.6	
UKW	ProShares Ultra RussMCGro	RDG	13	0.4	
UBR	ProShares Ultra MSCI Braz	MXBR	12	0.9	
INDL	Direxion India Bull 3X	III	12	0.4	
UGE	ProShares Ultra Cons Goods	DJUSNC	12	0.4	
GASL	Direxion Nat Gas Bull 2X	FUM	11	1.7	✓
UVT	ProShares Ultra R2000 Val	RUJ	10	0.3	
UCC	ProShares Ultra Cons Svcs	DJUSCY	8	0.1	
UWC	ProShares Ultra R3000	RAY	8	0.1	
UVU	ProShares Ultra RussMCVal	RMV	7	0.2	
UVG	ProShares Ultra R1000 Val	RLV	6	0.1	
RETL	Direxion Retail Bull 3X	RU15SSRTL	6	0.3	
EFO	ProShares Ultra MSCI EAFE	MXEA	6	0.2	
COWL	Direxion Agribus Bull 3X	DXAG	5	0.5	
MATL	Direxion Basic Mat Bull 3X	IXB	5	0.4	
KRU	ProShares Ult KBW Reg Bank	KRX	4	0.3	
BRIL	Direxion BRIC Bull 3X	BKBRIC	4	0.1	
CURE	Direxion HlthCr Bull 3X	IXV	4	0.1	
LTL	ProShares Ultra Telecomm	DJSTEL	3	0.1	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	3	0.1	
UPV	ProShr Ultra MSCI Europe	MXEU	2	0.2	
UMX	ProShr Ultra MSCI Mex IMI	MZMXI	1	0.0	

* Opt. denotes US-listed options trading available on the underlying security.

5

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
INVERSE – EQUITIES					
SH	ProShares Short S&P500	SPX	$2,248	$311.7	✓
SDS	ProShares UltraShort SP500	SPX	1,924	922.6	✓
FAZ	Direxion Daily Finan Bear 3X	RGUSFL	922	1,127.3	✓
TZA	Direxion Daily SC Bear 3X	RTY	740	1,049.3	✓
SPXU	ProShares UltPro Shrt SP500	SPX	581	250.5	✓
QID	ProShares UltraShort QQQ	NDX	564	395.0	✓
RWM	ProShares Short R2000	RTY	406	78.0	✓
SKF	ProShares UltSh Financials	DJUSFN	330	164.6	✓
DOG	ProShares Short Dow30	INDU	292	38.9	✓
TWM	ProShares UltSh R2000	RTY	287	267.6	✓
PSQ	ProShares Short QQQ	NDX	284	37.8	✓
DXD	ProShares UltraShort Dow30	INDU	279	79.9	✓
EUM	ProShares Short MSCI EM	MXEF	268	9.8	
EFZ	ProShares Short MSCI EAFE	MXEA	252	16.5	✓
FXP	ProShares UltSh FTSE China	FXTID	180	18.6	✓
EPV	ProShares UltSh MSCI Eur	MXEU	154	18.0	✓
BGZ	Direxion Daily LC Bear 3X	RIY	150	145.2	✓
SRS	ProShares UltSh Real Est	DJUSRE	141	38.6	✓
EDZ	Direxion Daily EM Bear 3X	MXEF	131	64.8	✓
SEF	ProShares Short Financials	DJUSFN	120	11.3	✓
ERY	Direxion Daily Ener Bear 3X	RGUSEL	95	70.9	✓
EEV	ProShares UltSh MSCI EM	MXEF	93	22.0	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	86	59.5	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	85	58.0	✓
SDOW	ProShares UltraPro Shrt D30	INDU	65	31.6	✓
SRTY	ProShares UltraPro Shrt R2	RTY	63	25.4	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	60	29.7	✓
RSW	Rydex Inverse 2X S&P 500	SPX	50	5.0	✓
REK	ProShares Shrt Real Estate	DJUSRE	43	1.4	
MZZ	ProShares UltraSh SP 400	MID	39	13.2	✓
MYY	ProShares Short SP 400	MID	32	4.0	
TYP	Direxion Daily Tech Bear 3X	RGUSTL	29	14.9	✓
SBB	ProShares Short S&P600	SML	28	1.8	
DRV	Direxion Daily RE Bear 3X	RMZ	27	14.3	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	23	3.8	✓
SDD	ProShares UltraShort SP600	SML	18	1.7	
DPK	Direxion Daily DM Bear 3X	MXEA	17	3.9	✓
EWV	ProShares UltSh MSCI Japan	MXJP	17	1.0	✓
SKK	ProShares UltSh R2000 Gro	RUO	17	0.9	
BZQ	ProShares UltSh MSCI Brazil	MXBR	16	2.8	✓
MWN	Direxion Daily MC Bear 3X	RMC	16	2.0	✓
SSG	ProShares UltSh Semicond	DJUSSC	14	2.7	✓
REW	ProShares UltSh Technology	DJUSTC	13	1.4	✓
SOXS	Direxion Semicond Bear 3X	SOX	12	12.1	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	12	0.6	
YANG	Direxion Daily China 3X Bear	BKTCN	11	1.2	✓
YXI	ProShares Shrt FTSE China	XINOU	11	0.7	
SMDD	ProShares UltraPro Shrt SP4	MID	11	4.9	✓
DDG	ProShares Short Oil & Gas	DJUSEN	8	0.8	
SBM	ProShares Shrt Basic Mat	DJUSBM	8	0.8	
KRS	ProShares Short KBW Reg Bk	KRX	7	1.4	
RUSS	Direxion Russia Bear 3X	DXRPUS	7	1.1	✓
SIJ	ProShares UltSh Industrial	DJUSIN	7	0.8	✓
LHB	Direxion Daily LatAm 3X Bear	SPTRL40N	6	0.8	✓
DUST	Direxion Gld Mnrs Bear 2X	GDM	6	7.7	✓
SJH	ProShares UltSh R2000 Val	RUJ	6	0.3	
SFK	ProShares UltSh R1000 Gro	RLG	5	0.3	
SZK	ProShares UltSh Cons Good	DJUSNC	5	0.1	
INDZ	Direxion India Bear 3X	III	4	0.2	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	4	0.0	
SDP	ProShares UltSh Utilities	DJUSUT	3	0.3	
RXD	ProShares UltSh HealthCare	DJUSHC	3	0.1	
MATS	Direxion Basic Mat Bear 3X	IXB	3	0.4	
SICK	Direxion HlthCr Bear 3X	IXV	3	0.0	
COWS	Direxion Agribus Bear 3X	DXAG	3	0.2	
BRIS	Direxion BRIC Bear 3X	BKBRIC	3	0.1	
GASX	Direxion Nat Gas Bear 2X	FUM	3	0.2	✓
TLL	ProShares UltSh Telecomm	DJSTEL	3	0.2	
JPX	ProShares UltSh MSCI PxJP	MXPCJ	3	0.1	
SDK	ProShares UltSh RussMCGr	RDG	2	0.2	
SMK	ProShares UltSh MSCI Mex	MZMXI	2	0.2	

*Opt. denotes US listed options trading available on the underlying security.

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
INVERSE – EQUITIES (continued)					
SJF	ProShares UltSh R1000 Val	RLV	2	0.1	
TWQ	ProShares UltraShort R3000	RAY	2	0.1	
SJL	ProShares UltSh RussMCVa	RMV	2	0.1	
BIS	ProShr UltShrt Nsdq Biotech	NBI	2	0.1	
RETS	Direxion Retail Bear 3X	RU15SRTL	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
DIVIDEND					
Domestic					
DVY	iShares DJ Select Dividend	DJDVY	$9,657	$97.5	✓
VIG	Vanguard Div Appreciation	MERGDVGT	9,157	76.7	✓
SDY	SPDR S&P Dividend	SPHYDATR	8,362	67.8	✓
VYM	Vanguard High Div Yield	TGPVAN	2,526	19.7	✓
HDV	iShares High Div Equity	MDYFT	1,055	11.1	
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,039	10.1	✓
DLN	WisdomTree LC Div	WTLDITR	952	6.6	✓
CVY	Guggenheim Multi-Asset	ZAXYH	504	4.6	
FDL	First Trust Mrngstr Div	MDL	460	4.3	
DHS	WisdomTree Equity Income	WTHYE	383	3.7	
PEY	PowerShares HY Equity Div	DAY	372	3.3	
FVD	First Trust Value Line Div	VLFVD	371	2.2	
DON	WisdomTree MC Div	WTMDITR	302	2.6	
DES	WisdomTree SC Div	WTSDITR	263	1.6	
PFM	PowerShares Div Achievers	DAAX	262	2.3	
DTD	WisdomTree Total Dividend	WTDITR	208	1.3	
SCHD	Schwab US Dividend Equity	DJUSDIVT	163	5.1	
LVL	Guggenheim S&P Glb Div	SPGTGDOT	55	0.6	
International					
DEM	WisdomTree EM Equity	WTEMHYTR	$2,216	$25.0	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	758	7.3	✓
IDV	iShares DJ EPAC Select Div	DJEPCSDT	711	9.6	✓
DWX	SPDR S&P Intl Dividend	SPGTDOU	615	8.6	
PID	PowerShares Internat Div	DAT	599	5.3	
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	389	4.6	✓
DLS	WisdomTree Intl SC Div	WTIDSCTR	365	1.7	
DWM	WisdomTree DEFA	WTIDFATR	324	2.1	
DOO	WisdomTree Intl Div	WTIDXFTR	267	4.7	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	183	1.9	✓
EDIV	SPDR S&P EM Dividend	SPGTEDUN	168	2.6	
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	149	1.0	
FGD	First Trust DJ Glb Sel Div	DJGSD	128	1.9	
DOL	WisdomTree Intl LC Div	WTIDLCTR	127	1.1	
DIM	WisdomTree Intl MC Div	WTIDMCTR	111	0.5	
HGI	Guggenheim Internat Multi	ZAXIH	88	0.6	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	74	0.6	
DEW	WisdomTree Global Equity	WTGDHYTR	70	0.5	
DNL	WisdomTree GlobalxUS Gro	WTGDXGTR	57	0.4	
AUSE	WisdomTree Australia Div	WTIDAUST	51	0.5	
SDIV	Global X SuperDividend	SOLSDIV	29	0.8	
DFE	WisdomTree Europe SC Div	WTIDESTR	21	0.2	
HEDJ	WisdomTree Intl Hedge Eqty	WTIDFTRH	19	0.1	
GULF	WisdomTree Middle East Div	WTEMMETR	15	0.1	
FDD	First Trust STOXX EUSelDiv	SD3L	11	0.1	
ABCS	Guggenheim ABC High Div	BKABCT	7	0.1	

6 ETF & ETN Guide Q1 2012

EXCHANGE TRADED FUNDS (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
FIXED INCOME					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$17,428	$168.1	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	11,573	196.9	✓
JNK	SPDR BC High Yield Bond	LHVLTRUU	9,191	180.4	✓
CSJ	iShares BC 1-3 Year Credit	LF99TRUU	9,124	60.2	✓
CIU	iShares BC Interm Credit	LUICTRUU	4,569	30.8	
VCSH	Vanguard ST Corporate	BCEY6T	2,261	18.4	
CFT	iShares BC Credit Bond	LUCRTRUU	1,171	11.4	
VCIT	Vanguard Interm Corporate	na	989	8.1	
PHB	PowerShares Fund HY Corp	RAFIHY	693	7.8	✓
VCLT	Vanguard LT Corporate	LD07TRUU	406	4.5	
SCPB	SPDR BC Short Term Corp	LF99TRUU	400	3.1	
CLY	iShares 10+Yr Credit	CY09	346	4.6	
ITR	SPDR BC Interm Credit	LD06TRUU	220	1.3	
CORP	PIMCO Invest Grade Corp Bd	CDA0	186	0.6	
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	152	1.2	
BSCD	Guggenheim BulletShr '13 Bd	BSCBD	112	0.5	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	100	0.5	
BSCC	Guggenheim BulletShr '12 Bd	BSCBC	98	0.5	
BSJD	Guggenheim BulltShr '13 HY	BSJKD	96	0.8	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	73	0.5	
BSJC	Guggenheim BulltShr '12 HY	BSJKC	72	0.5	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	70	0.4	
LWC	SPDR BC LT Credit	LD07TRUU	67	0.8	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	55	0.4	
BSJE	Guggenheim BulltShr '14 HY	BSJKE	53	0.4	
BSJF	Guggenheim BulltShr '15 HY	BSJKF	43	0.4	
CBND	SPDR BC Issuer Scored CB	ISCUTRUU	22	0.2	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	10	0.2	
US Government					
TIP	iShares BC TIPS	LBUTTRUU	$22,605	$124.2	✓
SHY	iShares BC 1-3 Year Treas	LT01TRUU	11,751	151.4	✓
IEF	iShares BC 7-10 Year Treas	LT09TRUU	4,694	127.6	✓
TLT	iShares BC 20+ Year Treas	LT11TRUU	3,224	1,362.7	✓
IEI	iShares BC 3-7 Year Treas	LT13TRUU	2,560	38.7	✓
SHV	iShares BC Short Treasury	LT12TRUU	2,513	80.2	
BIL	SPDR BC 1-3 Month T-Bill	LD12TRUU	1,375	107.7	
STPZ	PIMCO 1-5 Year US TIPS	GVQI	938	8.6	
IPE	SPDR Barclays Capital TIPS	BCIT1T	619	4.6	
TLH	iShares BC 10-20 Yr Treas	LT10TRUU	513	8.8	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	371	3.3	
SCHP	Schwab US TIPs	LBUTTRUU	324	2.7	✓
STIP	iShares BC 0-5 Yr TIPS Bnd	LTPSTRUU	246	2.3	
ITE	SPDR BC Interm Treasury	LT08TRUU	226	1.1	
EDV	Vanguard Extend Dur Treas	na	183	4.4	
SCHO	Schwab Short-Term US Treas	na	182	4.8	✓
VGSH	Vanguard ST Govt	BCEY6T	171	1.7	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	161	2.3	
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	150	2.1	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	148	2.0	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	143	0.9	
SCHR	Schwab Inter-Term US Treas	na	123	2.5	✓
TIPZ	PIMCO Broad US TIPS	G0QI	96	0.8	
VGIT	Vanguard Interm Govt	na	82	1.0	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	71	4.8	
VGLT	Vanguard LT Govt	LGL1TRUU	63	1.5	
TLO	SPDR BC Long-Term Treas	LUTLTRUU	55	1.2	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	22	0.1	
TRSY	PIMCO Broad US Treasury	G0QL	19	0.0	
TENZ	PIMCO 7-15 Year US Treas	G8OC	16	0.3	
SST	SPDR BC ShTerm Treas	LTR1TRUU	6	0.0	
Aggregate & Other					
BND	Vanguard Total Bond Market	LBUFTRUU	$14,630	$122.5	✓
AGG	iShares BC Aggregate Bond	LBUSTRUU	14,348	126.1	✓
BSV	Vanguard Short-Term Bond	LD04TRUU	7,506	61.6	
MBB	iShares BC MBS	LUMSTRUU	4,112	32.7	✓
BIV	Vanguard Interm Bond	LD03TRUU	2,820	17.2	✓
BAB	PowerShares Build America	BABS	778	6.0	
CWB	SPDR BC Convertible Bond	LUCCTRUU	713	8.6	
GVI	iShares BC Interm Gov/Cred	LF97TRUU	689	4.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
FIXED INCOME (continued)					
Aggregate & Other (continued)					
BLV	Vanguard Long-Term Bond	LGCSTRUU	528	5.9	
ALD	WisdomTree Asia Local Debt	na	396	7.5	✓
AGZ	iShares BC Agency Bond	LUAASIUU	372	3.7	
LAG	SPDR BC Aggregate Bond	LBUSTRUU	306	2.7	
BKLN	PwrShr Senior Loan Portfol	SPBDLL	208	2.7	
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	176	2.8	
VMBS	Vanguard MBS	LUMSTRUU	141	1.1	
GBF	iShares BC Govemt/Credit	LUGCTRUU	125	0.6	
FLOT	iShares Floating Rate Note	BFUSTRUU	59	1.1	
BABS	SPDR Nuveen BC Build Amer	LBABTRUU	39	0.8	
MBG	SPDR BC MBS	LUMSTRUU	36	0.5	
GLJ	iShares 10+Yr Govt/Credit	B9A0	24	0.3	
GSY	Guggenheim Enh Sh Duration	LD12TRUU	15	0.1	
CVRT	PowerShare Convert Sec	VXA0R	9	0.1	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	7	0.1	
FLRN	SPDR BC Inv Grd Float Rate	BFUSTRUU	6	0.0	
GMTB	Columbia Core Bond Strat	na	5	0.1	
GIY	Guggenheim Enh Core Bond	LBUSTRUU	5	0.0	
RRF	WisdomTree Glb Real Return	na	5	0.1	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$3,518	$45.7	✓
BWX	SPDR BC Internat Treas	LTXUTRUU	1,603	13.2	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	1,372	15.6	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	1,174	9.6	
ELD	WisdomTree EM Local Debt	na	1,078	16.8	✓
EMLC	Market Vectors EM Local Curr	GBIEMCOR	507	5.4	
IGOV	iShares SP/Citi Intl Treas	SPBDIXUTR	290	2.5	
BWZ	SPDR BC ST Intl Treasury	LGT3TRUU	217	1.6	
ISHG	iShares SP/Citi 1-3 Intl Tre	SPBDIXU3T	155	2.1	
PICB	PwrShr Intl Corp Bond	SPBDICBT	77	1.1	
IBND	SPDR BC Intl Corp Bond	BG1BTRUU	56	0.8	
EBND	SPDR BC EM Local Bond	BLCDTRUU	50	0.6	
ITIP	iShares Intl Inflation-Link	WXDI	42	0.3	
LEMB	iShares EM Local Curr Bond	BMBNTRUU	30	0.1	
AUD	PIMCO Australia Bond	AUDL	23	0.4	
GTIP	iShares Glb Inflation-Link	W0DI	15	0.2	
CAD	PIMCO Canada Bond	CADG	13	0.3	
BUND	PIMCO Germany Bond	GEDL	12	0.1	
BONO	Mkt Vect LatAm Agg Bond	LATS	7	0.1	
DSUM	PwrShrs Yuan Dim Sum Bd	SBDSBIL	6	0.1	
CHLC	Market Vectors Renminbi Bd	MVCHLC	5	0.0	
RMB	Guggenheim Yuan Bond	ACNRMBTR	5	0.0	
Municipal					
MUB	iShares S&P Natl AMT-Free	SPMUNUST	$2,629	$16.9	✓
SHM	SPDR Nuveen BC ShrtTrm Muni	LMIM1TR	1,488	8.2	
TFI	SPDR Nuveen BC Muni Bond	LMMITR	1,003	5.7	✓
PZA	PwrShrs Insured Natl Muni	UPCM	606	3.3	✓
SUB	iShares S&P STNatlAMT-Fr	SPMUSYRT	482	2.3	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	442	3.2	
ITM	Market Vectors Interm Muni	LMT2TR	362	2.4	
HYD	Market Vectors HY Muni	LMEHTR	361	3.0	
CMF	iShares S&P CA AMT-Free	SPMUNCAT	201	0.8	
SMB	Market Vectors Short Muni	LMT1TR	114	0.5	
MUNI	PIMCO Intermediate Muni	na	99	0.8	
NYF	iShares S&P NY AMT-Free	SPMUNNYT	97	0.9	
CXA	SPDR Nuveen BC Calif Muni	LMM2TR	76	0.3	
MLN	Market Vectors Long Muni	LMT3TR	70	0.7	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	47	0.5	
PWZ	PwrShrs Insured CA Muni	UPCC	41	0.2	
PZT	PwrShrs Insured NY Muni	UPNY	41	0.1	
MUAF	iShares 2017 S&P AMT-Free	SPMUS17T	36	0.1	
PRB	Market Vectors Pre-Ref Muni	LMPETR	35	0.1	
MUAD	iShares 2015 S&P AMT-Free	SPMUS15T	35	0.1	
MUAC	iShares 2014 S&P AMT-Free	SPMUS14T	34	0.2	
MUAB	iShares 2013 S&P AMT-Free	SPMUS13T	33	0.2	
MUAA	iShares 2012 S&P AMT-Free	SPMUS12T	30	0.2	
MUAE	iShares 2016 S&P AMT-Free	SPMUS16T	27	0.1	
INY	SPDR Nuveen BC NY Muni	LMM3TR	26	0.1	
VRD	SPDR Nuveen S&P VRDO Muni	SPMUVRDO	12	0.1	
GMMB	Columbia Interm Muni Bond	na	5	0.0	

* Opt. denotes US listed options trading available on the underlying security.

FICC

7

EXCHANGE TRADED FUNDS (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
COMMODITIES					
GLD	SPDR Gold Shares	GOLDLNPM	$64,901	$3,182.9	✓
IAU	iShares Gold Trust	GOLDLNPM	8,895	165.0	✓
SLV	iShares Silver Trust	SLVRLN	8,853	1,022.9	✓
DBC	PowerShares DB Commodity	DBLCIX	5,717	72.6	✓
DBA	PowerShares DB Agriculture	DBAGIX	2,045	47.9	✓
SGOL	ETFS Gold Trust	GOLDLNPM	1,715	39.4	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,351	10.7	✓
USO	United States Oil	USCRWTIC	1,137	428.9	✓
UNG	United States Natural Gas	NGUSHHUB	1,085	89.4	✓
PPLT	ETFS Platinum Trust	PLTMLNPM	635	15.6	
GCC	GreenHaven Commodity	CCITR	602	6.5	✓
SIVR	ETFS Physical Silver	SLVRLN	548	18.6	✓
DBO	PowerShares DB Oil	DBOLIX	518	11.1	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	456	9.3	✓
DGL	PowerShares DB Gold	DGLDIX	403	7.9	✓
DBB	PowerShares DB Base Met	DBBMIX	368	4.8	✓
PALL	ETFS Physical Palladium	PLDMLNPM	363	9.8	
USCI	US Commodity Index	SDCITR	361	4.0	
GLTR	ETFS Physical Prec Metal	na	187	4.1	
DBE	PowerShares DB Energy	DBENIX	174	3.0	✓
USL	United States 12 Month Oil	CLA	166	2.5	✓
CRBQ	Jefferies TR/J CRB GlbComm	CRBQX	86	1.0	✓
DBS	PowerShares DB Silver	DBSLIX	80	5.1	✓
UGA	United States Gasoline	XBA	80	3.2	✓
AGOL	ETFS Asian Gold Trust	na	72	0.3	
CORN	Teucrium Corn Fund	TCORN	72	4.8	✓
WITE	ETFS White Metals Basket	na	41	0.8	
BNO	United States Brent Oil Fd	na	39	6.2	✓
UNL	US 12 Month Natl Gas	na	21	0.4	✓
UHN	United States Heating Oil	HOA	10	0.2	
CRUD	Teucrium Crude Oil Fund	na	5	0.1	✓
CPER	United States Copper	SCITR	2	0.0	
CANE	Teucrium Sugar	TCANE	2	0.0	
SOYB	Teucrium Soybean	TSOYB	2	0.0	
WEAT	Teucrium Wheat	TWEAT	2	0.0	
NAGS	Teucrium Natural Gas Fund	TNAGS	1	0.0	
CURRENCIES					
UUP	PowerShares DB USD Bull	USDUPX	$1,807	$116.6	✓
FXA	CurrencyShares AUD	AUD	754	38.4	✓
FXY	CurrencyShares JPY	JPY	731	39.4	✓
FXC	CurrencyShares CAD	CAD	574	26.7	✓
CYB	WisdomTree Dreyfus CNY	CNY	446	7.0	✓
FXF	CurrencyShares CHF	CHF	421	51.9	✓
CEW	WisdomTree EM Curr	na	343	5.3	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	302	6.4	✓
FXE	CurrencyShares Euro	EUR	254	278.5	✓
FXB	CurrencyShares GBP	GBP	92	8.1	✓
UDN	PowerShares DB USD Bear	USDDNX	85	5.4	✓
BZF	WisdomTree Dreyfus BRL	BRL	83	5.5	✓
FXS	CurrencyShares SEK	SEK	79	2.4	✓
CCX	WisdTree Dreyfus Comm Curr	na	39	1.1	✓
AUNZ	WisdomTree AU & NZ Debt	na	26	1.2	✓
FXM	CurrencyShares MXP	MXP	26	0.7	✓
ICN	WisdomTree Dreyfus INR	INR	14	0.4	✓
JYF	WisdomTree Dreyfus JPY	JPY	14	0.3	✓
FXCH	CurrencyShrs Ch Renminbi	na	8	0.0	
SZR	WisdomTree Dreyfus ZAR	ZAR	7	0.1	
FXRU	CurrencyShares RUB	RUB	5	0.1	
EU	WisdomTree Euro Debt	EUR	4	0.1	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
LEVERAGED – FICC					
AGQ	ProShares Ultra Silver	SLVRLN	$616	$223.7	✓
UGL	ProShares Ultra Gold	GOLDLNPM	355	44.4	✓
UCO	ProShares Ult DJ-UBS Oil	DJUBSCL	238	88.8	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	159	6.0	
TMF	Direxion 20Y+ Treas Bull 3X	AXTWEN	43	15.1	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	26	4.9	✓
LBND	PwrShrs DB 3X Lng 25+ Trea	DBBNDL	21	0.4	
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	11	3.0	
ULE	ProShares Ultra Euro	na	9	0.4	✓
UCD	ProShares Ult DJ-UBSComm	DJUBS	9	0.2	
YCL	ProShares Ultra Yen	na	5	0.2	
BOIL	ProShrs Ult DJ-UBS NatGas	DJUBSNG	4	0.5	
TYD	Direxion 7-10Y Tres Bull 3X	AXSVTN	4	1.4	✓
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	2	0.1	
UJB	ProShares Ult High Yield	IBOXHY	2	0.0	
INVERSE – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$3,085	$285.1	✓
EUO	ProShares UltraSh Euro	EUR	1,129	78.5	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	722	23.3	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	381	5.5	✓
TMV	Direxion 20Y+ Treas Bear 3X	AXTWEN	279	32.0	✓
YCS	ProShares UltraSh Yen	JPY	220	11.9	✓
ZSL	ProShares UltSh Silver	SLVRLN	218	136.2	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	171	25.5	✓
SCO	ProShares UltSh DJ-UBS Oil	DJUBSCL	154	71.0	✓
TYO	Direxion 7-10Y Tres Bear 3X	AXSVTN	58	1.0	✓
SJB	ProShares Short High Yield	IBOXHY	35	3.9	✓
SBND	PwrShr DB 3X Shrt 25+ Treas	DBBNDS	20	0.8	
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	19	0.5	
TBX	ProShares Short 7-10 Treas	LT09TRUU	18	0.3	
DNO	United States Short Oil	na	11	1.0	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	9	2.8	
CMD	ProShrs UltSh DJ-UBSComm	DJUBS	9	0.7	
KOLD	ProShrs UltSh DJUBS NatGas	DJUBSNG	7	0.5	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	4	0.0	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	4	0.0	✓
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	3	0.0	
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	3	0.0	
TPS	ProShares UltraShort TIPS	LBUTTRUU	1	0.0	

*Opt. denotes US listed options trading available on the underlying security.

8 | ETF & ETN Guide Q1 2012

EXCHANGE TRADED FUNDS (ETFs) SPECIALTY

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
ACTIVE					
MINT	PIMCO Enhan Short Matur	SBMMTB3	$1,812	$18.4	
WDTI	WisdomTree Mng'd Fut Strat	na	258	3.2	
HDGE	The Active Bear	na	151	5.7	✓
GTAA	Cambria Global Tactical	na	136	1.1	
ALT	iShares Diversified Alt	na	83	1.3	
HYLD	Peritus High Yield	na	62	0.6	
SMMU	PIMCO Short Term Muni Bon	na	38	0.2	
BABZ	PIMCO Build Amer Bd Strat	LBABTRUU	24	0.4	
PAO	PwrShrs Rvrfrnt Tact Bal Gr	RTBGA	21	0.1	
PSR	PwrShrs Active US RE	FNER	20	0.3	
PCA	PwrShrs Rvrfrnt Tact Gr&Inc	RTGIA	20	0.3	
PTO	PwrShrs Ibbotson Alt Compl	IBBACITR	8	0.0	
RWG	Columbia LC Gro Eqy Strat	na	8	0.0	
PLK	PwrShrs Active Low Durat	na	8	0.1	
AADR	WCM/BNY Mellon Focs Gro ADR	na	7	0.1	
PMA	PwrShrs Active Mega-Cap	na	5	0.1	
ONEF	Russell Equity	RUDEVLN	5	0.1	
AGLS	Accuvest Global Long Short	MXWO	4	0.1	
GVT	Columbia Concentratd LCVal	RIY	3	0.0	
RPX	Columbia Growth Eqy Strat	na	1	0.0	
FUNDAMENTAL					
PRF	PowerShares FR US 1000	FR10	$1,183	$4.9	
EPI	WisdomTree India Earnings	WTEMINTR	751	59.2	✓
PRFZ	PowerShares FR US 1500	FR15US	354	2.6	
PXH	PwrShrs FTSE RAFI EM	FREM	337	4.2	
PXF	PowerShares FR DM ex US	FRX1X	227	2.6	
RWL	RevenueShares Large Cap	REVWLT	166	0.7	✓
RWK	RevenueShares Mid Cap	REVWMT	130	1.0	
EZM	WisdomTree MC Earnings	WTMEITR	124	0.8	
EES	WisdomTree SC Earnings	WTSEITR	123	0.8	
RWJ	RevenueShares SC	REVWST	106	0.8	
PXMG	PowerShares Fundam MC Gro	ILJ	89	0.4	
EQIN	Russell Equity Income	RU1EQITR	67	0.5	
EPS	WisdomTree Earnings 500	WTEPSTR	63	0.3	
PDN	PwrShr FR DM x US SmMid	na	60	0.5	
PAF	PwrShrs FR Asia Pac x JP	FRDAPXJ	54	0.5	
PXSV	PowerShares Fundam SC Val	ILZ	53	0.3	
RTR	RevenueShares ADR	REVWADRT	37	0.3	
EXT	WisdomTree Total Earnings	WTEI	35	0.3	
PXSG	PowerShares Fundam SC Gro	RAFISG	34	0.3	✓
PXMV	PowerShares Fundam MC Val	ILP	33	0.1	
EZY	WisdomTree LC Value	WTEILVTR	31	0.1	
CONG	Russell Consistent Gro	RU1COGTR	29	0.3	
GRPC	Russell CARP	RU1GRPTR	24	0.3	
PXLC	PowerShares Fundam LC	IEB	24	0.1	
PXMC	PowerShares Fundam MC	IEK	21	0.1	
ROI	WisdomTree LC Growth	WTLGITR	19	0.1	
SCOG	Russell SC Consistent Gro	RU2COGTR	18	0.1	
SGGG	Russell SC Aggressive Gro	RU2AGGTR	17	0.1	
PXSC	PowerShares Fundam SC	IEY	14	0.1	
SCTR	Russell SC Contrarian	RU2CNTTR	12	0.0	
LWPE	Russell Low P/E	RU1LPETR	9	0.0	
PXLV	PowerShares Fundam Lrg Val	na	8	0.2	
SCLP	Russell SC Low P/E	RU2LPETR	6	0.1	
AGRG	Russell Aggressive Gro	RU1AGGTR	5	0.0	
CNTR	Russell Contrarian	RU1CNTTR	4	0.0	
PXLG	PowerShares Fundam Lrg Gro	na	2	0.0	
LIFE CYCLE & ALLOCATION					
AOM	iShares S&P Moderate Alloc	SPTGMUT	$129	$1.0	
AOR	iShares S&P Growth Alloc	SPTGGUT	121	0.9	
AOK	iShares S&P Cons Alloc	SPTGCUT	96	1.0	
AOA	iShares S&P Aggress Alloc	SPTGAUT	84	0.6	
TDH	db-X 2020 Target Date	TDAXTW	36	0.1	
TZI	iShares S&P Target 2025	SPTGT25T	28	0.3	
TDV	db-X 2040 Target Date	TDAXFO	28	0.1	
TDN	db-X 2030 Target Date	TDAXTH	27	0.0	
TZG	iShares S&P Target 2020	SPTGT20T	18	0.1	
TZV	iShares S&P Target 2040	SPTGT40T	16	0.1	
TDX	db-X In-Target Date	TDAXIT	15	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
LIFE CYCLE & ALLOCATION (continued)					
TDD	db-X 2010 Target Date	TDAXTN	14	0.0	
TZL	iShares S&P Target 2030	SPTGT30T	13	0.1	
TZE	iShares S&P Target 2015	SPTGT15T	10	0.2	
TZO	iShares S&P Target 2035	SPTGT35T	8	0.0	
TGR	iShares S&P Target Retir	SPTGRIT	8	0.1	
TZY	iShares S&P Targ Date 2050	SPTGT50T	5	0.0	
TZD	iShares S&P Target 2010	SPTGT10T	5	0.2	
TZW	iShares S&P Targ Date 2045	SPTGT45T	4	0.0	
LONG/SHORT					
CSM	ProShares CS 130/30	CS13030	$89	$1.2	✓
RALS	ProShares RAFI Long/Short	RAFILS	15	0.4	
QLT	QuantShr US MktNeu Quality	DJTMNQU	12	0.0	
FSG	FctrShr 2X Gld Bl/SPS Br	SPGDESTR	11	4.8	✓
SIZ	QuantShr US MktNeu Size	DJTMNSS	8	0.1	
MOM	QuantShr US MktNeu Moment	DJTMNMO	5	0.1	
CHEP	QuantShr US MktNeu Value	DJTMNSV	5	0.0	
BTAH	QuantShr US MktNeu Beta	DJTMNBE	5	0.1	
NOMO	QuantShr US MktNeu AntiMom	DJTMNAM	5	0.0	
BTAL	QuantShr US MktNeu AntBeta	DJTMNAB	5	0.1	
FSA	FctrShr 2X TBnd Bll/SPS Br	na	3	0.1	✓
FOL	FctrShr 2X Oil Bll/SPS Br	SPCOESTR	2	0.1	✓
FSU	FctrShr 2X SPS Bll/USD Br	SPNUSDTR	2	0.1	✓
FSE	FctrShr 2X SPS Bll/TBnd Br	SPUSERPT	1	0.0	✓
QUANTITATIVE					
SPLV	PwrShrs S&P 500 Low Vol	SP5LVI	$973	$13.6	✓
PDP	PwrShrs Technical Leaders	na	442	7.3	✓
PWV	PowerShares Dyn LC Val	ILW	399	2.0	
FEX	First Trust LC AlphaDEX	DEFILCCI	273	3.1	
FNX	First Trust MC AlphaDEX	DEFIMCCI	250	4.0	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	189	1.4	
QAI	IQ Hedge Multi-Strategy	IQHGMST	184	1.4	
PWB	PowerShares Dyn LC Gro	ILH	165	0.7	
PIE	PwrShrs EM Technical Lead	DWATREM	149	4.9	✓
PIV	PowerShares SP500 High Qual	SPXQRUT	137	1.0	
PWC	PowerShares Dyn Market	DYI	133	0.4	
FYX	First Trust SC AlphaDEX	DEFISCCI	128	1.5	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	126	1.0	
NFO	Guggenheim Insider Sent	SBRINTR	97	2.5	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	85	0.5	
PKW	PowerShares Buyback	DRBX	83	0.9	
GRES	IQ Global Resources	IQGREST	64	0.5	
FVL	First Trust Value Line 100	VLFVL	57	0.2	
PIZ	PwrShrs DM Tech Lead	DWATRDM	54	1.9	
DEF	Guggenheim Defensive	SBRDETR	53	0.5	
FAB	First Trust MultiCap Value	DEFIMCVI	41	0.6	
EEMV	iShares MSCI EM Min Vol	M00IEF$O	41	0.7	
LVOL	Russell 1000 Low Vol	RU1LVOLT	34	0.5	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	33	0.2	
FDV	First Trust Strat Valu	CSVUS	33	0.2	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	32	0.5	
SPHB	PwrShrs S&P 500 High Beta	SP5HBI	30	1.2	
CZA	Guggenheim MC Core	ZAXMC	27	0.3	
FEM	Frst Trst EM AplhaDEX	DEFIEMCI	26	0.4	
FAD	First Trust MultiCap Gro	DEFIMCGI	26	0.7	
HILO	EGShares Low Vol EM Div	IHILOT	20	0.7	
FDT	Frst Trst DM exUS AlphaDEX	DEFIDMCI	18	0.4	
PFA	PwrShrs Dyn DM Intl Opport	QSGDEV	17	0.1	
PIQ	PwrShrs Dyn MagniQuant	DYH	17	0.0	
PYH	PwrShrs MStar StkInvst Core	MSIC	16	0.0	
HDG	ProShares Hedge Replicate	MLEIFCTX	16	0.2	
FWDB	Madrona Global Bond	na	15	0.0	
FWDD	Madrona Domestic	na	14	0.0	
DENT	Dent Tactical	na	13	0.1	
FWDI	Madrona International	na	12	0.0	
XRO	Guggenheim Sect Rotat	ZAXSRTR	12	0.1	
ACWV	iShares MSCI ACWI Min Vol	M00IWD$O	10	0.1	
EFAV	iShares MSCI EAFE Min Vol	M00IEA$O	10	0.2	
SHMO	Russell 2000 High Momentum	RU2HMTMT	9	0.1	
RWV	RevShrs Navellier A-100	REVWLOUT	9	0.2	

* Opt. denotes US listed options trading available on the underlying security.

SPECIALTY

9

EXCHANGE TRADED FUNDS (ETFs) SPECIALTY

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
QUANTITATIVE (continued)					
HBTA	Russell 1000 High Beta	RU1HBTAT	9	0.2	
FNY	Frst Trst MC Gro AlphaDEX	DEFIMDGI	9	0.2	
USMV	iShares MSCI USA Min Vol	M00IMV$T	8	0.2	
FNK	Frst Trst MC Val AlphaDEX	DEFIMDVI	8	0.1	
FBZ	Frst Trst Brazil AlphaDEX	DEFIBZCI	7	0.1	
FVI	First Trust VL Eqty Alloc	VLFVI	6	0.1	
FEP	Frst Trst Europe AlphaDEX	DEFIEUCI	5	0.1	
XLBT	Russell DevExUS Low Beta	RUDLBTAN	5	0.0	
XLVO	Russell DevExUS Low Vol	RUDLVOLN	5	0.0	
LBTA	Russell 1000 Low Beta	RU1LBTAT	5	0.0	
XHMO	Russell DevExUS High Mom	RUDHMTMN	5	0.0	
FYC	Frst Trst SC Gro AlphaDEX	DEFISCGI	5	0.1	
SLVY	Russell 2000 Low Vol	RU2LVOLT	5	0.1	
SLBT	Russell 2000 Low Beta	RU2LBTAT	5	0.0	
HMTM	Russell 1000 High Momentum	RU1HMTMT	5	0.1	
FPA	Frst Trst AP xJP AlphaDEX	DEFIAPCI	5	0.0	
FMK	Frst Trst Mega Cap AlphaDEX	DEFIMGCI	5	0.2	
HVOL	Russell 1000 High Vol	RU1HVOLT	4	0.1	
SHBT	Russell 2000 High Beta	RU2HBTAT	4	0.0	
KNOW	Direxion AC Insider Senti	SBRQAM	4	0.3	
INSD	Direxion LC Insider Sent	SBRQAL	4	0.3	
SHVY	Russell 2000 High Vol	RU2HVOLT	4	0.1	
FJP	Frst Trst Japan AlphaDEX	DEFIJPCI	4	0.0	
FCA	Frst Trst China AlphaDEX	DEFICHCI	3	0.0	
FLN	Frst Trst LatAm AlphaDEX	DEFILACI	3	0.0	
MATH	Meidell Tactical Advantage	na	2	0.0	
FYT	Frst Trst SC Val AlphaDEX	DEFISCVI	2	0.1	
FKO	Frst Trst S Korea AlphaDEX	DEFISKCI	1	0.0	
OTHER					
PFF	iShares S&P US Preferred	SPPREF	$7,289	$62.8	✓
AMLP	Alerian MLP	AMZI	2,078	16.3	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,482	9.1	✓
PGX	PowerShares Preferred	P0P2	1,406	6.7	
PCEF	PowerShares CEF Income	CEFX	241	2.2	✓
PSP	PwrShr Listed Private Eqty	GLPEXU	237	3.1	✓
KLD	iShares MSCI USA EGS Sel So	TFSSIU	168	0.5	
DSI	iShares MSCI KLD 400 Social	TKLD400U	164	0.5	
PSK	SPDR Wells Fargo Preferred	WAGG	130	0.8	
PBP	PwrShrs S&P 500 BuyWrite	BXM	91	0.8	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	85	2.8	✓
EQL	ALPS Equal Sector Weight	na	69	0.7	
CPI	IQ Real Return	IQHGCPIT	31	0.2	
CSD	Guggenheim Spin-Off	CLRSOTR	29	0.3	
PWO	PowerShares Dyn OTC	DYO	28	0.1	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	27	27.5	✓
MNA	IQ Merger Arbitrage	IQMNAT	25	0.2	
OTP	Guggenheim OceanTomoPatent	OTPATTR	21	0.1	
FPX	First Trust US IPO	IPXO	16	0.1	
OTR	Guggenheim OceanTomo Gro	OTPATGTR	14	0.3	
CNPF	Global X Canada Pref	SOLPRECA	11	0.2	
IPFF	iShares S&P Intl Pref Stck	SPPRIUN	8	0.3	
XMPT	Market Vectors CEF Muni	CEFMX	7	0.1	
NASI	Pax MSCI N Amer ESG	NASI	6	0.0	
TTFS	TrimTabs Float Shrink	na	5	5.1	
EAPS	Pax MSCI EAFE ESG	TFAPESU	4	0.0	

*Opt. denotes US listed options trading available on the underlying security.

10 ETF & ETN Guide Q1 2012

ETNs

EXCHANGE TRADED NOTES (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
COMMODITIES					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$2,642	$18.7	✓
RJI	Elements Rogers Commod	ROGRTR	690	4.9	✓
UCI	E-Tracs CMCI Commodity	CMCITR	140	0.8	
GSP	iPath GSCI Total Return	SPGSCITR	107	1.2	
GSC	GS Connect S&P GSCI Enh	SPGSESTR	73	0.8	
LSC	Elements S&PComdtyTrends	SPTICTR	36	0.3	
DJCI	E-Tracs DJ/UBS Commodity	DJUBSTR	22	0.1	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	9	0.1	
DPU	PwrShrs DB Commod Lg	DBCDIX	6	0.0	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	5	0.0	
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$449	$15.1	✓
RJA	Elements Rogers Agricult	ROGRAGTR	425	5.4	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	172	6.4	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	136	2.2	✓
JJC	iPath DJ UBS Copper	DJUBHGTR	129	12.0	✓
COW	iPath DJ UBS Livestock	DJUBLITR	95	2.0	✓
RJN	Elements Rogers Energy	ROGRENTR	79	0.7	✓
JJP	iPath DJ UBS Precious Met	DJUBPRTR	65	1.7	
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	57	0.7	✓
BAL	iPath DJ UBS Cotton	DJUBCTTR	48	4.1	✓
RJZ	Elements Rogers Metals	ROGRIMTR	46	0.5	
FUD	E-Tracs CMCI Food	CMFOTR	42	0.3	
PTM	E-Tracs UBS Long Platinum	CTPLTR	33	0.4	✓
SGG	iPath DJ UBS Sugar	DJUBSBTR	33	4.4	✓
JJM	iPath DJ UBS Industrial	DJUBINTR	32	0.5	
PGM	iPath DJ UBS Platinum	DJUBPLTR	31	0.4	
JO	iPath DJ UBS Coffee	DJUBKCTR	25	2.3	
NIB	iPath DJ UBS Cocoa	DJUBCCTR	19	0.8	
JJE	iPath DJ UBS Energy	DJUBENTR	19	0.2	
GRU	Elements MLCX Grains	MLCXGRTR	18	0.4	✓
JJS	iPath DJ UBS Softs	DJUBSOTR	17	0.6	✓
UAG	E-Tracs CMCI Agriculture	CMAGTR	14	0.2	
OLO	PowerShares DB Oil Long	DBODIX	12	0.2	
AGF	PowerShares DB Agr Long	DBADIX	11	0.1	
GASZ	ETRACS Nat Gas Fut Contango	CIYY	11	0.0	
OILZ	ETRACS Oil Fut Contango	OGZ	10	0.0	
UBG	E-Tracs CMCI Gold	CTGCTR	8	0.2	
JJN	iPath DJ UBS Nickel	DJUBNITR	8	0.1	
JJT	iPath DJ UBS Tin	DJUBSNTR	7	0.2	
USV	E-Tracs CMCI Silver	CTSITR	6	0.2	
UBM	E-Tracs CMCI Ind Metals	CMIMTR	5	0.1	
UBC	E-Tracs CMCI Livestock	CMLVTR	5	0.0	
JJU	iPath DJ UBS Aluminum	DJUBALTR	5	0.1	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	4	0.0	
LD	iPath DJ UBS Lead	DJUBPBTR	4	0.8	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	3	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	3	0.1	
UBN	E-Tracs CMCI Energy	CMENTR	3	0.0	
GRWN	iPath Pure Beta Softs	BCC1SFPT	3	0.0	
LEDD	iPath Pure Beta Lead	BCC2LLPT	3	0.1	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	3	0.3	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	2	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	2	0.3	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	2	0.0	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	2	0.0	
ONG	iPath Pure Beta Energy	BCC1ENPT	2	0.0	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	2	0.1	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	2	0.0	
WEET	iPath Pure Beta Grains	BCC1GRPT	2	0.1	
CUPM	iPath Pure Beta Copper	BCC2LPPT	2	0.0	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	2	0.1	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	2	0.0	
BDG	PwrShrs DB Base Met Lg	DBBMIX	1	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	1	0.0	
GRN	iPath Global Carbon	BXIIGCUT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
CURRENCIES					
ICI	iPath Optimized Curr Carry	BXIICIUS	$87	$1.4	
CNY	Market Vectors Renminbi	SPCBCNY	60	0.5	
JYN	iPath JPY/USD	JPY	20	1.5	
AYT	iPath GEMS Asia-8	BXIIGMA8	19	0.2	
ERO	iPath EUR/USD	EUR	5	0.1	
INR	Market Vectors-Rupee/USD	SPCBINR	4	0.1	
PGD	iPath Asian & Gulf Curr	BXIIGEMP	4	0.0	
GBB	iPath GBP/USD	GBP	2	0.0	
JEM	iPath GEMS	BXIIGEM1	1	0.0	
LEVERAGED/INVERSE					
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	$506	$69.7	
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	427	69.5	
TVIX	VelocityShares 2X VIX ShTrm	SPVXSP	178	165.5	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	108	2.8	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	98	17.9	✓
MLPL	ETRACS UBS 2X Lng MLP	AMZI	94	2.3	
DTO	PowerShares DB Oil Dbl Sh	DBOIDXX	91	22.5	
DGZ	PowerShares DB Gold Short	DGLDIX	53	3.3	
DAG	PowerShares DB Agr Dbl Lg	DBADIX	49	2.0	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	47	1.1	
XVIX	UBS E-TRACS Long-Short VIX	SPVXTSER	43	0.4	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	35	0.2	
BDCL	ETRACS 2X Lng WF Bus Dev	WFBDCPX	29	0.5	
CSMB	CS Merger Arb Liquid 2X	CSLABMN	23	0.1	
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	22	0.1	
USLV	VelocityShares 3x Silver	SPGSSIP	22	8.6	
BOS	PwrShrs DB Base Met Sh	DBBMIX	20	0.5	
JGBD	PwrShrs DB 3x Inv JP GovBd	DBBNJGBS	20	0.1	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	19	1.3	
JGBS	PwrShrs DB Inv JP Govt Bd	DBBNJGBS	19	0.1	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	16	0.7	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	15	0.2	
SZO	PowerShares DB Oil Short	DBOIDXX	15	0.7	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	15	5.9	
BXUC	BC SPX + Long C Leveraged	SPXT	15	3.4	
OFF	ETRACS Fshr-Grtmn Risk Off	FGRISK	14	2.1	
SFSA	iPath SX SP&500 TR	SPTR	12	1.4	
LSKY	ETRACS 2x ISE Cloud Comp	CPJ	12	0.1	
DYY	PwrShrs DB Commod Dbl Lg	DBCDIX	12	0.2	
SSDL	ETRACS 2x ISE Solid St Dri	BYTX	11	0.1	
TVIZ	VelocityShares 2X VIX MdTrm	SPVXMP	11	0.5	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	10	0.1	
EEVX	ETRACS Short 5-Mo SPS VIX	SPVXMP	10	0.1	
BBVX	ETRACS Short 2-Mo SPS VIX	SPVIX2ME	10	0.4	
DDVX	ETRACS Short 4-Mo SPS VIX	SPVIX4ME	10	0.2	
CCVX	ETRACS Short 3-Mo SPS VIX	SPVIX3ME	10	0.3	
AAVX	ETRACS Short 1-Mo SPS VIX	SPVXSP	10	0.7	
FFVX	ETRACS Short 6-Mo SPS VIX	SPVIX6ME	9	0.1	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	9	2.2	
UUPT	PowerShares DB 3X Lng USD	USDUPX	9	0.6	
DSXJ	JPM Dbl Sh US 10-Y Treas	USTTEN	8	0.1	
BXUB	BC SPX + Long B Leveraged	SPXT	8	0.7	
RTSA	iPath SX R2000	RU20INTR	8	1.5	
EMSA	iPath SE MSCI EM	NDUEEGF	8	0.3	
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	8	0.2	
DSTJ	JPM Dbl Sh US Lng BD Treas	USTLBD	7	0.0	
IVOP	iPath Inv SPS VIX ShrtTerm	SPVXSP	7	0.5	
AGA	PowerShares DB Agr Dbl Sh	DBADIX	7	0.4	
UGLD	VelocityShares 3x Gold	SPGSGCP	6	1.5	
BDD	PwrShr DB Base Met Db Lg	DBBMIX	6	0.2	
DDP	PwrShrs DB Commod Sh	DBCDIXX	6	0.3	
BXDB	BC SPX + Short B Leveraged	SPXT	5	0.6	
SFLA	iPath LX S&P 500 TR	SPTR	5	0.5	
BXDC	BC SPX + Short C Leveraged	SPXT	5	0.7	
MFSA	iPath SE MSCI EAFE	NDDUEAFE	5	0.0	
ROLA	iPath LX Russell 1000	RU10INTR	5	0.0	
RTLA	iPath LX Russell 2000	RU20INTR	5	0.4	

* Opt. denotes US listed options trading available on the underlying security.

11

ETNs

ETNs

EXCHANGE TRADED NOTES (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
LEVERAGED/INVERSE (continued)					
ROSA	iPath SX Russell 1000	RU10INTR	5	0.1	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	4	0.0	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	3	0.0	
UDNT	PowerShares DB 3X Shrt USD	USDIDNX	3	0.0	
PTD	E-Tracs UBS Short Platinum	CTPLER	3	0.0	
EIPL	ETRACS 2X NextGen Internet	NETIPO	3	0.0	
IPLT	VelocityShares 2x Inv Plat	SPGSPLP	3	0.1	
LPLT	VelocityShares 2x Platinum	SPGSPLP	3	0.2	
LPAL	VelocityShares 2x Palladium	SPGSPAP	3	0.1	
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	3	0.3	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	3	0.0	
DEE	PwrShrs DB Commod Dbl Sh	DBCDIXX	3	0.1	
EMLB	iPath LE MSCI EM	NDUEEGF	2	0.1	
IPAL	VelocityShrs 2x Inv Pallad	SPGSPAP	2	0.1	
VZZB	iPath LE SP500 VIX MidTrm	SPVXMTR	2	0.6	
ADZ	PowerShares DB Agr Short	DBADIX	2	0.1	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.0	
OTHER					
AMJ	JPMorgan Alerian MLP	AMZ	$3,676	$50.4	✓
VXX	iPATH SP500 VIX ST Future	SPVXSTR	681	1,236.1	✓
INP	iPath MSCI India	NDEUSIA	485	8.0	✓
MLPN	CS Cushing 30 MLP	MLPX	230	2.2	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	220	1.2	
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	202	5.6	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	183	31.2	✓
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	160	1.5	
CSMA	Credit Suisse Merger Arb	CSLABMN	93	0.5	
TRND	RBS US LC Trendpilot	TPLCUT	59	0.7	
FLAT	iPath US Treas Flattener	BXIIUSTP	49	2.5	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	33	0.0	
CSLS	CS Long/Short Liquid	CSLABLN	32	0.2	
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	31	0.1	
TRNM	RBS US MC Trendpilot	TPMCUT	31	0.3	
VIIX	VelocityShares VIX ShTrm	SPVXSP	30	4.8	✓
TBAR	RBS Gold Trendpilot	TPGLDUT	26	0.5	
ONN	ETRACS Fshr-Grtmn Risk On	FGRISK	21	2.8	
CSMN	CS MktNeu Global Equity	HSGMN	21	0.0	
MLPY	MS Cushing MLP High Income	MLPY	20	0.2	
MLPW	E-TRACS Wells Fargo MLP	WML	20	0.0	
BWV	iPath CBOE SP500BuyWrite	BXM	19	0.3	
SPGH	UBS E-TRACS SPS Gold Hedge	SPGLSUT	16	0.3	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	15	0.1	
WMW	Elements Mrngstr Wide Moat	MWMFTR	11	0.1	
DOD	Elements Dogs of the Dow	MUTR	11	0.1	
SSDD	ETRACS ISE Solid St Drive	BYTX	11	0.1	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	11	0.9	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	10	0.0	
VXEE	ETRACS 5-Mo SPS VIX	SPVXMTR	9	0.2	
VXDD	ETRACS 4-Mo SPS VIX	SPVIX4MT	9	0.5	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDCPX	9	0.1	
VXFF	ETRACS 6-Mo SPS VIX	SPVIX6MT	9	0.2	
VXCC	ETRACS 3-Mo SPS VIX	SPVIX3MT	9	0.7	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	9	0.1	
VXBB	ETRACS 2-Mo SPS VIX	SPVIX2MT	8	1.0	
CVOL	C-Tracks ETN Volatility	CVOLT	8	0.9	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	8	0.1	
VXAA	ETRACS 1-Mo SPS VIX	SPVXSTR	8	3.2	
EIPO	ETRACS NextGen Internet	NETIPO	6	0.0	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	5	0.8	
DFVL	iPath US Treas 5-YR Bull	BXIITEFV	4	0.0	
TWTI	RBS Oil Trendpilot	na	4	0.0	
DRGS	RBS Global Big Pharma	DGETR	4	0.0	
STPP	iPath US Treas Steepener	BXIIUSTP	4	0.1	
DEFL	PowerShrs DB US Deflation	DBLNSINF	4	0.0	
INFL	PowerShrs DB US Inflation	DBLNLINF	4	0.0	
TNDQ	RBS NASDAQ 100 Trendpilot	NDX	4	0.0	
JFT	KEYnotes FT Enh 130/30 LC	FTLCTR	3	0.0	
GCE	Claymore CEF GS Connect	CLMRCEF	3	0.0	
GWO	Elements CS Global Warm	CSGWMXTR	3	0.0	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	

*Opt. denotes US listed options trading available on the underlying security.

12 ETF & ETN Guide Q1 2012

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC. assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ©2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 Not FDIC Insured ? No Bank Guarantee ? May Lose Value This communication and any information derived from its use is provided for informational purposes only and should not be regarded as an offer to sell or a solicitation of an offer to buy the products mentioned in it. No representation is made that any returns will be achieved. Barclays Capital does not warrant the accuracy, completeness, reliability, fitness for a particular purpose or merchantability of this information. Barclays Capital shall have no liability for the use, misuse, or distribution of this information to unauthorized recipients. Third-party trademarks and information are the property of their respective owners. Copyright ©2012 Barclays Capital. All information is subject to change without notice.

OPTIONS EXPIRATION CALENDAR

2012

January

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

February

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29			

March

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

April

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

May

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

June

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

July

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

August

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

September

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30						

October

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

November

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

December

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

- □ Equity, index, and cash-settled currency options expiration date[1]
- ■ A.M. settled index options cease trading
- ● Exchange holiday (additional holidays may be announced)
- ◇ Expiring equity and P.M. settled index options cease trading. Expiring cash-settled currency options cease trading at 12:00pm EST.
- ★ For 2012, 2015 Equity LEAPS® added
- ■ VIX expiration date
- ■ Quarterly expiration date
- ○ Bank holiday

[1] Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. Note: While these dates are accurate as of 12/20/11, they are subject to change.